UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

CENTURY ALUMINUM COMPANY

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Century ALUMINUM

2026 PROXY STATEMENT

and Notice of Annual Meeting of Stockholders

DEAR FELLOW SHAREHOLDERS,

Century delivered strong operating performance and excellent financial results in 2025, and we are off to a great start in 2026. In 2025, our operations produced 640,000 tonnes of aluminum and generated $42 million in net income and $425 million in adjusted EBITDA. The past year presented Century with many new opportunities, both strategic and commercial, and we are laser-focused on executing on these opportunities to position Century as the leading provider of primary aluminum products in the United States and Europe.

We are particularly proud of the progress we made in 2025 on our most important responsibility: to provide a safe and sustainable workplace for our people and the communities in which we operate. Safety performance throughout Century improved in 2025 and our teams began implementing our new and enhanced safety programs to raise the bar further.

On a macro level, aluminum prices rose significantly over the course of 2025 due to increasingly strong primary aluminum demand, paired with ongoing global production constraints. New supply continued to be challenged globally due to China’s adherence to its 45 million tonne production cap and limited supply expansions elsewhere in the world. Broad trends towards lightweighting and electrification, including for AI data center expansion, drove strong demand growth in 2025 and should continue to drive demand for years to come. These macro trends led global aluminum stocks to reach their lowest levels in nearly 20 years.

Century commenced several new long-term initiatives this year, including our Mt. Holly expansion project, which will return the smelter to 100% production capacity and increase total US primary aluminum production by nearly

10%. We made significant progress on our Jamalco investment and cost efficiency programs, which aim to return Jamalco to the second quartile of the global cost curve. We also monetized our Hawesville property in a unique transaction that provided us with significant upfront capital as well as an ongoing interest in the AI data center to be built on the site.

Looking ahead, 2026 will be a transformative year for Century. For the first time since 2015, all of our production facilities will be operating at full productions levels, increasing our position as the largest producer of primary aluminum in the United States. And we plan to add more U.S. production: in January, we announced that Century will be partnering with EGA to build the first new aluminum smelter in the United States in nearly 50 years. This new smelter will more than double total U.S. primary aluminum production and utilize EGA’s new state-of-the-art EX smelting technology, the most advanced and efficient ever installed in the United States.

We thank our entire Century team for their hard work and commitment to Century. We remain focused on delivering long-term value to our shareholders and will work hard to deliver more success in the years ahead.

Andrew Michelmore
Chairman of the Board

Jesse Gary

President and Chief Executive Officer

2026 Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	Century Aluminum Company 1 South Wacker Drive, Suite 1000 Chicago, Illinois 60606

TO THE STOCKHOLDERS OF CENTURY ALUMINUM COMPANY:

We cordially invite you to attend our 2026 Annual Meeting of Stockholders. The meeting this year will be held on Monday, June 15, 2026, at 8:30 a.m., Central Time, at 1 South Wacker Drive, Mezzanine, Chicago, Illinois 60606. At the meeting, we will hold votes to:

1	Elect as Directors, the seven nominees named in this Proxy Statement, each for a term of one year
2	Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2026
3	Approve, by non-binding advisory vote, the compensation of our named executive officers
4	Address any other business that properly comes before the meeting

All holders of our common stock as of the close of business on April 17, 2026, are entitled to vote at the meeting. You can also vote before the meeting - by telephone, online or by mail. Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible to ensure that your shares are represented and voted at the meeting. Instructions on how to vote are found in the section “How do I vote?” on page 71.

Chicago, Illinois April 24, 2026	By Order of the Board of Directors, John DeZee Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be held on Monday, June 15, 2026: Our Proxy Statement and 2025 Annual Report are available free of charge on our website at www.centuryaluminum.com or www.proxyvote.com.

2026 Proxy Statement

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (the “SEC”). Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

INCORPORATION BY REFERENCE

None of the Compensation Committee Report, the Audit Committee Report, the information set forth under the caption “Pay Versus Performance” and the information set forth under “Effect of Restatement on Incentive-Based Compensation” under the caption “Incentive Compensation Recoupment Policy” shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes references to our website; however, the information contained on our website, or any other website is not incorporated by reference into or otherwise made a part of this proxy statement.

2026 Proxy Statement

2026 Proxy Statement

2026 Proxy Statement

For the 2026 annual meeting PROXY STATEMENT SUMMARY

2026 ANNUAL MEETING DETAILS

TIME AND DATE:	PLACE:	VOTING:	ADMISSION:

8:30 a.m. Central Time, Monday, June 15, 2026	1 South Wacker Drive, Mezzanine, Chicago, Illinois 60606	Only holders of our common stock as of the record date (April 17, 2026) are entitled to vote.	An admission ticket is required to enter Century’s 2026 Annual Meeting of Stockholders. See instructions on page 70.

Our Board is soliciting proxies for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Century Aluminum Company (“Century” or the “Company”). This proxy statement contains information about the items you will vote on at the 2026 Annual Meeting. Information and instructions on how to vote online, or how to request a paper copy of these proxy materials and a proxy card, are set forth in the Notice of Internet Availability of Proxy Materials (“Notice”) distributed separately to our stockholders and described below.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”‘) rules that permit public companies to furnish proxy materials to stockholders over the Internet. On or about April 28, 2026, we will begin mailing the Notice and making available to stockholders these proxy materials and the proxy card. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of the 2026 Annual Meeting. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2025 performance, please review our 2025 Annual Report filed on Form 10-K with the SEC and any amendments thereto. References to “Century,” “the Company”, “we”, “us” or “our” refer to Century Aluminum Company.

2026 Proxy Statement	1

Proxy Summary

VOTING PROPOSALS AND BOARD
VOTE RECOMMENDATIONS

VOTING PROPOSALS		BOARD RECOMMENDATION	PAGE REFERENCE
1	Item 1—Election of the Seven Director Nominees Named in this Proxy Statement to Serve a One-Year Term	FOR each Director Nominee	6
2	Item 2—Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026	FOR	22
3	Item 3—Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	26

WAYS TO VOTE

Internet:	Mobile Device:	Mail:	IN PERSON:

The website for voting prior to the 2026 Annual Meeting is http://www.ProxyVote.com	If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903.	To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope provided.	If you are the stockholder of record, or hold a valid proxy from a stockholder of record, you may vote by attending the 2026 Annual Meeting in person.

BOARD NOMINEES

The following table provides summary information about each director nominee standing for election at the 2026 Annual Meeting, the Board Committees on which such director currently serves, if any, and the number of other public company boards they serve on.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	AC	CC	G&NC	HSSC	OTHER PUBLIC COMPANY BOARDS
Andrew Michelmore	73	2018	Yes					—
Jarl Berntzen	59	2006	Yes					—
Jennifer Bush	52	2021	Yes					Cummins India, Ltd.
Jesse Gary	46	2021	Yes	—	—	—		—
Errol Glasser	72	2014	Yes					Regency Affiliates, Inc.
Wilhelm van Jaarsveld	41	2017	No	—	—	—	—	—
Tamla Olivier	53	2023	Yes					—

AC: Audit Committee CC: Compensation Committee G&NC: Governance & Nominating Committee HSSC: Health, Safety & Sustainability Committee

  Committee Chair        Committee Member

2026 Proxy Statement	2

Proxy Summary

2025 PERFORMANCE
HIGHLIGHTS

$2.5B	$42M	$425M	245%

Achieved $2.5 billion of net sales	Net income attributable to Century stockholders	Adjusted EBITDA attributable to Century stockholders*	3-Year TSR Compared to average 3-Year TSR to our Industry Peer Group

We effectively navigated ongoing geopolitical tensions and market disruptions to produce strong results in 2025. Global aluminum demand will continue to be driven by positive, long-term trends towards lightweighting, electrification, and renewable energy. At the same time, supply remains constrained, especially in our core markets in the U.S. and Europe. Our growing value-added product portfolio and investment to revitalize the U.S. primary aluminum industry positions us well for continued success.

The following are key performance highlights for 2025:

•	Announced Mt. Holly restart of over 50,000 MT of idled production to begin during the second quarter of 2026.
•	Made significant progress on the new smelter project, including announcing joint development agreement with Emirates Global Aluminium.
•	Monetized former Hawesville site, receiving significant upfront capital and a minority stake in the completed AI data center to be built on site.
•	Strong financial performance and extended debt maturities at favorable pricing.

CORPORATE GOVERNANCE SNAPSHOT

We are committed to strong corporate governance practices which promote long-term value creation for our stockholders by strengthening Board and management accountability. Our key corporate governance practices are listed below and described in more detail below under “Corporate Governance.”

•	Independent Board Chairman
•	Regular meetings of the Independent Directors
•	Fully independent Audit, Compensation and Governance & Nominating Committees
•	86% director attendance at Board meetings in 2025
•	89% director attendance at Committee meetings in 2025
•	Annual elections for all directors
•	71% of director nominees are independent
•	Annual Board and Committee self-evaluations
•	Proactive shareholder outreach with regular board updates
•	Stock ownership guidelines that apply to all executive officers and directors
•	Policies prohibiting short sales, hedging, margin accounts and pledging of Century stock by employees, directors and officers

*Adjusted EBITDA is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 69.

2026 Proxy Statement	3

2025 EXECUTIVE COMPENSATION SUMMARY

Our compensation program is designed to (i) attract, retain and motivate talented executives, (ii) incentivize and reward our executives for achieving the Company’s short- and long-term performance goals and (iii) align management’s interests with those of our stockholders by focusing on long-term value creation throughout the economic cycle, with a significant portion of executive compensation variable and at-risk. For more detail regarding our executive compensation program, including definitions for various of the defined terms used below, please see the “Executive Compensation” section of this Proxy Statement.

The following aspects of our executive compensation program demonstrate our pay-for-performance philosophy and our commitment to good governance:

•	Setting target total compensation at competitive levels compared to our peers while using annual and long-term incentive compensation to reward and motivate exceptional performance;
•	Allocating a significant portion of each named executive officer’s (“NEO”) compensation to “at risk” compensation, the ultimate payouts or value of which are substantially dependent on the successful achievement of predetermined performance goals or linked to the value of our stock price (85% of 2025 target compensation was “at risk” for our CEO and on average 67% for our other NEOs);
•	Linking payouts under a large portion of our long-term incentive awards to the Company’s TSR relative to our Industry Peer Group (60% of the 2025 target value of long-term incentive awards for our CEO and 50% on average for our other NEOs); and
•	Linking payouts under our annual incentive program to the achievement of pre-established financial, operational and safety performance targets (70% weighting) and individual performance criteria for each NEO (30% weighting).

The 2025 compensation outcomes for our NEOs were aligned with the Company’s overall performance as evidenced by:

•	Performance at 113.4% of target under the financial, operational and safety metrics component of our 2025 Annual Incentive Plan (AIP) reflecting strong operational performance and management execution.
•	The vesting of our 2023-2025 performance share units (“PSUs”) at 200% of target, reflecting superior relative TSR performance compared to our 2025 Industry Peer Group due, in part, to realization of the long-term benefits of the Company’s strategic plan.

The chart below illustrates the proportion of our CEO’s total target compensation that is variable and at risk, demonstrating the Committee’s commitment to performance-based and at-risk compensation, in line with our pay-for-performance philosophy.

Salary	AIP	RSUs	PSUs
15%	19%	26%	40%

85%	Approximately 85% of the target value* of our CEO’s 2025 compensation was variable and/or at-risk, including 60% of long-term incentives in the form of PSUs.

* Target Value includes: annualized 2025 salary of $1,000,000; target annual incentive of $1,200,000 and target LTI grant of $4,300,000 for a total Target Value of $6,500,000.

2026 Proxy Statement	4

Board of Directors and Corporate Governance

6

Proposal No. 1
Election of Directors

7

Board Composition and Skills

12

Corporate Governance

Sebree Works

2026 Proxy Statement	5

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The board of directors recommends that the stockholders vote “FOR” the election of each of Messrs. Berntzen, Gary, Glasser, Van Jaarsveld and Michelmore and Mss. Bush and Olivier to the board for a one-year term expiring in 2027.

The Board, upon the recommendation of the Governance and Nominating Committee, has nominated the following director nominees to stand for election to the Board for a one-year term: JARL BERNTZEN, JENNIFER BUSH, JESSE GARY, ERROL GLASSER, WILHELM VAN JAARSVELD, ANDREW MICHELMORE and TAMLA OLIVIER. Each of these nominees has indicated his or her willingness to serve if elected and the Board has no reason to believe that he or she will not be available to serve.

2026 Proxy Statement	6

BOARD COMPOSITION AND SKILLS

The Governance and Nominating Committee solicits recommendations for potential Board nominees from a variety of sources, including directors, officers and other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, third-party consultants and search firms. The Governance and Nominating Committee also considers nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary. The following table summarizes certain key characteristics of the Company’s businesses and the associated qualifications, skills and experience that the Governance and Nominating Committee believes should be represented on the Board.

BUSINESS CHARACTERISTICS	QUALIFICATIONS, SKILLS AND EXPERIENCE
The Company operates and competes in a global commodity market for primary aluminum	• Mining and Metals Industry Experience • Aluminum Industry Experience
Demand for the Company’s products is directly tied to global economic conditions and is heavily influenced by global commodity, energy, construction, and transportation sectors.	• Experience in the evaluation of global economic conditions. • Knowledge of key global markets, including commodity, energy, and transportation sectors.
The Company’s business and operations are impacted by global trade and regulatory regimes, as well as policies, rules and requirements of various government and regulatory bodies around the world.	• Government, regulatory and/or international trade experience.
The Company’s business is complex and includes operations, transactions, partnerships and customers in many jurisdictions.	• Global business knowledge and experience. • Executive and/or other significant leadership experience.
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage these risks.	• Expertise in audit, tax and global finance. • Risk oversight/management expertise.
Health, Safety and Environmental performance and sustainable practices are increasingly critical drivers of the Company’s strategic plans for long-term value creation.	• Health, Safety and Environmental and sustainability expertise. • Regulatory and/or compliance experience. • Experience in manufacturing and/or industrial production settings

We are committed to maintaining a balance of skills, diversity, viewpoints and experiences on the Board. Our directors bring a range of attributes, viewpoints and experiences along with opinions and individual perspectives, all of which reflect the global industry in which we compete. In selecting a director nominee, the Governance and Nominating Committee takes into consideration each potential nominee’s unique attributes, experiences and viewpoints but does not nominate a candidate solely on the basis of race, ethnicity, gender, national origin or sexual orientation. The Governance and Nominating Committee focuses on skills, education, experience and leadership qualities that complement and enhance the Board as it oversees our global business.

2026 Proxy Statement	7

Proposal No. 1

2026 DIRECTOR NOMINEES

Committees: Audit (Vice Chair) Compensation (Chair) Governance & Nominating Health, Safety & Sustainability	Jarl Berntzen
Age: 59 Director Since: 2006 Independent

BACKGROUND:

Mr. Berntzen has served as the Chief Corporate Development Officer of Adeia Inc. (NASDAQ: ADEA) since September 2023. He was previously a Managing Director in the Investment Banking Division of Oppenheimer & Co. as Head of Technology M&A from July 2020 to September 2023; the Managing Director and Head of Technology & Business Services with G2 Capital Advisors, LLC from September 2019 to June 2020; Managing Director at Vaquero Capital LLC from June 2018 to April 2019; Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc. from October 2016 to October 2017.

QUALIFICATIONS:

Mr. Berntzen has extensive experience in mergers and acquisitions (“M&A”), financial restructurings and corporate development activities, having served in senior M&A advisory positions at several international investment banks and advisory firms, including more than 10 years with Goldman, Sachs & Co. Mr. Berntzen’s financial acumen and expertise, investment banking experience and international M&A experience provides insight to the Board when considering Century’s growth and development objectives. In addition, as a native of Norway, Mr. Berntzen provides international perspective and diversity to the Board. The Board has determined that Mr. Berntzen is an “audit committee financial expert” within the meaning of applicable SEC rules.

Committees: Audit Compensation Governance & Nominating Health, Safety & Sustainability (Chair)	Jennifer Bush
Age: 52 Director Since: 2021 Independent

BACKGROUND:

Ms. Bush has been with Cummins Inc. (NYSE: CMI) since 1997 and has served as the President, Cummins Power Systems Business, Vice President, Cummins, Inc. since August 2022. Ms. Bush previously served as Vice President, Cummins Sales and Service, North America from 2017 through 2022 and as President, Mid-South LLC and Cummins Southern Plains LLC from 2014 through 2017. Ms. Bush has served as Chair of the Board of Directors of Cummins India, Ltd. (NSE: CUMMINSIND.NS) since November 2023 and a Director since November 2022.

QUALIFICATIONS:

Ms. Bush brings 25 years of experience of global P&L, commercial and operational leadership in industrial businesses to the Board along with a strong commitment to health, safety, and sustainability. Ms. Bush’s strategic and operational acumen are an asset to Century as well as her strength as a leader who has embedded sustainability into her business strategy. Ms. Bush brings to the Board a wealth of global business insight and deep expertise in the areas of manufacturing, operational excellence, health and safety and sustainability.

2026 Proxy Statement	8

Committees: Health, Safety & Sustainability	Jesse Gary
Age: 46 Director Since: 2021 Non-Independent

BACKGROUND:

Mr. Gary has served as Century’s President and Chief Executive Officer since July 2021. Prior to becoming President and CEO, Mr. Gary served as Century’s Chief Operating Officer from April 2019 through July 2021 and Executive Vice President and General Counsel from February 2013 through July 2021.

QUALIFICATIONS:

Mr. Gary was elected to our Board of Directors in July 2021. Prior to joining Century in 2010, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz in New York. Mr. Gary brings valuable leadership, risk-management, and strategy-development experience to the Board. Mr. Gary also has extensive knowledge of the aluminum industry and global market conditions and, as the only management representative on our Board, Mr. Gary provides a unique perspective in Board discussions about the business and strategic direction of the Company. The Board benefits from his business insights, operational expertise and knowledge of the Company and the markets it serves.

Committees: Audit (Chair) Compensation Governance & Nominating Health, Safety & Sustainability	Errol Glasser
Age: 72 Director Since: 2014 Independent

BACKGROUND:

Mr. Glasser serves as a Partner and Co-Founder of Triangle Capital LLC since March 2005; Director of Regency Affiliates, Inc. (OTCID: RAFI) since 2002; Trustee of the Darrow School from September 2008 to February 2020.

QUALIFICATIONS:

Mr. Glasser adds to the Board extensive expertise in corporate development activities by virtue of his having served in the financial sector for over 40 years. The Board also benefits from Mr. Glasser’s substantial financial, accounting and investment knowledge and from his experiences serving on other boards and audit committees and as an advisor to other public and private companies. In addition, as a native of South Africa, Mr. Glasser provides international perspective and diversity to the Board. Mr. Glasser is a Chartered Accountant (SA) and the Board has determined that he is an “audit committee financial expert” within the meaning of applicable SEC rules.

2026 Proxy Statement	9

Committees: None	Wilhelm van Jaarsveld
Age: 41 Director Since: 2017 Non-Independent

BACKGROUND:

Mr. van Jaarsveld has been an Asset and Investment Manager of the Aluminum and Alumina Department of Glencore plc since July 2017. Prior to this role, Mr. van Jaarsveld was an Asset Controller/Financial Analyst for Glencore plc from July 2012 to June 2017.

QUALIFICATIONS:

Mr. van Jaarsveld was appointed to the Board in December 2017 pursuant to the terms of the Standstill and Governance Agreement, dated July 7, 2008, between Century and Glencore plc which entitles Glencore plc to designate a nominee, reasonably acceptable to Century, to the Board. Mr. van Jaarsveld adds valuable expertise to our Board by virtue of his experience managing aluminum, alumina and bauxite operations and investments around the world. In addition, as a Swiss resident and South African native, Mr. van Jaarsveld provides international diversity and perspective to the Board.

Committees: Audit Compensation Governance & Nominating Health, Safety & Sustainability	Andrew Michelmore
Age: 73 Director Since: 2018 Independent

BACKGROUND:

Mr. Michelmore served as the Executive Director and Chief Executive Officer of MMG Limited from December 2010 to February 2017; Chairman of the International Council on Mining and Metals from April 2016 to June 2017; Chairman of the Minerals Council of Australia since January 2023 and previously from June 2013 to June 2016; Chairman of the Council of Ormond College at the University of Melbourne from 2003 to 2020; Chairman of the Jean Hailes Foundation from 1996 to 2024.

QUALIFICATIONS:

Mr. Michelmore rejoined the Board in September 2018 after previously serving on the Board from June 2010 through September 2015. Mr. Michelmore adds valuable metals and mining expertise to the Board by virtue of his experience as Chief Executive Officer of MMG Limited and previous experience as Chief Executive Officer of Zinifex, OZ Minerals, EN+ Group and WMC Resources.

Mr. Michelmore also adds valuable engineering and international business experience to the Board by virtue of his positions as a Fellow of the Institution of Chemical Engineers and the Australian Academy of Technological Sciences and Engineering and a member of the Australian Institute of Company Directors. In addition, as an Australian citizen and having led and operated diversified metals and mining companies in several different countries, Mr. Michelmore provides international diversity and perspective to the Board. The Board has determined that Mr. Michelmore is an “audit committee financial expert” within the meaning of applicable SEC rules.

2026 Proxy Statement	10

Committees: Audit Compensation Governance & Nominating (Chair) Health, Safety & Sustainability	Tamla A. Olivier
Age: 53 Director Since: 2023 Independent

BACKGROUND:

Ms. Olivier has served as the President and CEO of Baltimore Gas & Electric Company, a subsidiary of Exelon Corporation (NASDAQ: EXC) since May 2025. Ms. Olivier previously served as Senior Vice President and Chief Operating Officer of Pepco Holdings, Inc., a wholly owned subsidiary of Exelon Corporation from November 2021 – April 2025. Prior to this role, Ms. Olivier was the Senior Vice President and Chief Customer Officer of Baltimore Gas & Electric Company (“BGE”) from January 2020 to November 2021; and Senior Vice President of Constellation and President and CEO of BGE Home and Constellation Home from October 2016 to January 2020.

Prior to joining Constellation, Ms. Olivier held a series of leadership roles of increasing responsibility with T. Rowe Price, United Defense and Wells Fargo.

QUALIFICATIONS:

Ms. Olivier offers extensive experience as a seasoned executive in the utilities sector including direct, operational oversight of a substantial P&L business unit, as well as significant functional expertise in the areas of human resources, sustainability, safety and change management. Ms. Olivier brings to the Board a deep understanding of the U.S. power production industry as well as substantial executive leadership and operational acumen in capital intensive businesses.

2026 Proxy Statement	11

CORPORATE
GOVERNANCE

BOARD LEADERSHIP AND INDEPENDENT CHAIRMAN

The Board is responsible for the supervision of the overall business affairs of Century, and establishes corporate policies, sets strategic direction and oversees management, which is responsible for Century’s day-to-day operations. The Board met seven times during 2025. There are no family relationships among any of our directors and executive officers.

One of the Board’s most critical responsibilities is to evaluate and determine its optimal leadership structure at any given time. Our current Board leadership structure provides for an independent Chairman of the Board. The Board has not adopted a formal policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate or combined but recognizes the value to the Company of the separation of these positions and having an independent director serve as Chairman. We believe that this structure is appropriate for the Company because it allows our independent Chairman to lead the Board in its fundamental role of governing the Company and providing advice to management, while also providing for effective independent oversight and allowing our President and Chief Executive Officer to focus on the execution of our business strategy, growth and development. The Board evaluates whether this leadership structure is in the best interests of our stockholders on a regular basis.

DIRECTOR INDEPENDENCE

Nasdaq Global Select Market (“Nasdaq”) rules require that a majority of the board of directors of listed companies be independent as defined by Nasdaq listing standards. The Board has determined that each of Messrs. Michelmore, Berntzen and Glasser and Mss. Bush and Olivier are, and during 2025 were, independent under the criteria established by Nasdaq for membership on the Board and that these directors are independent under applicable SEC rules and Nasdaq listing standards for service on the various committees of the Board on which they serve. The Board has also determined that the same individuals also meet the Institutional Shareholder Services’ (ISS) standards for Independent Outside directors as currently in effect. Led by our Chairman, our independent directors meet in executive session without the presence of management no fewer than four times each year. The Independent Directors met four times in 2025.

BOARD COMMITTEES AND MEETING ATTENDANCE

To assist it in carrying out its duties, the Board has established various standing committees, including the committees set forth below denoting composition as of December 31, 2025:

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	GOVERNANCE & NOMINATING COMMITTEE	HEALTH, SAFETY & SUSTAINABILITY COMMITTEE
Andrew Michelmore (Board Chair)
Jarl Berntzen
Jennifer Bush
Jesse Gary	—	—	—
Errol Glasser
Wilhelm van Jaarsveld	—	—	—	—
Tamla Olivier

  Committee Chair     Committee Member

2026 Proxy Statement	12

The Board designates the members of each committee and the committee chair annually based on the recommendations of the Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which are available in the “Investors” section of our website, www.centuryaluminum.com, under the tab “Governance.” During 2025, each of our directors attended at least 86% of the meetings of the Board and 89% of the meetings of the Board committees on which each such director served. We encourage our directors to attend our annual meeting of stockholders. All of our directors attended our 2025 annual meeting of stockholders.

Audit Committee

Members: Errol Glasser (Chair), Jarl Berntzen, Jennifer Bush, Andrew Michelmore, Tamla Olivier

FURTHER INFORMATION:

In 2025, the Audit Committee held nine meetings. The Board has determined that all current members of the Audit Committee are independent under the criteria established by Nasdaq and under SEC rules applicable to audit committee membership.

The Board has also determined that three of the five members of the Audit Committee are “audit committee financial experts” within the meaning of applicable SEC rules.

The report of the Audit Committee is set forth below in the section titled “Audit Committee Report.”

RESPONSIBILITIES:

The Audit Committee’s primary duties and responsibilities include:

•    Overseeing the adequacy and effectiveness of the financial reporting process;

•    Appointing and overseeing the engagement of the independent auditor, reviewing the scope and results of the independent audit with the independent auditor and managing and reviewing and approving all audit and non-audit services and fees;

•    Overseeing the internal audit function, appointing the Company’s internal auditor and reviewing with management the adequacy and effectiveness of the Company’s system of internal controls;

•    Overseeing the Company’s risk management, including reviewing with management, the internal auditor and to the extent appropriate, the independent auditor, our financial risk exposures and assessing the steps management has taken to monitor and control such exposures;

•    Reviewing legal and regulatory matters with management that may have material financial impacts on the Company;

•    Conducting or directing investigations of any allegations of material violations of securities laws, fiduciary duties or similar violations; and

•    Reviewing and approving related party transactions pursuant to our Related Party Transactions Policy.

2026 Proxy Statement	13

Compensation Committee

Members: Jarl Berntzen (Chair), Jennifer Bush, Errol Glasser, Andrew Michelmore, Tamla Olivier

FURTHER INFORMATION:

The Compensation Committee held six meetings in 2025. The Board has determined that all current members of the Compensation Committee are independent under the criteria established by Nasdaq and under SEC rules applicable to compensation committee membership. We refer you to the section of this proxy statement titled “Compensation Discussion and Analysis” for discussion of our Compensation Committee’s role in determining compensation for our executive officers.

RESPONSIBILITIES:

The Compensation Committee’s primary duties and responsibilities include:

•    Overseeing the administration of the compensation and benefit plans and policies of the Company, including incentive and equity-based plans and awards;

•    Reviewing and approving the goals and objectives relevant to CEO compensation, evaluating the performance of the CEO and determining the CEO’s compensation based on such evaluation;

•    Reviewing with the CEO and approving the respective goals and objectives relevant to the compensation of the other executive officers and determining the compensation of the other executive officers following recommendations by the CEO based on the CEO’s evaluation of the performance of the other executive officers in light of their respective corporate and individual goals and objectives and in light of the Company’s most recent stockholder advisory vote on executive compensation;

•    Reviewing with the CEO the non-executive management compensation and benefit policies of Century;

•    Reviewing and recommending to the Board the compensation of our directors;

•    Reviewing the Company’s succession plans relating to the CEO and the other executive officers;

•    Reviewing our executive compensation policies and practices to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and

•    Reviewing and discussing with management the Compensation Discussion and Analysis and recommending whether such report should be included in our annual report and proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised of Jarl Berntzen (serving as Chair), Jennifer Bush, Errol Glasser, Andrew Michelmore and Tamla Olivier. At no time during 2025 nor as of the date of this proxy statement, has any member of our Compensation Committee been an officer or employee of our Company and none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

2026 Proxy Statement	14

Governance and Nominating Committee

Members: Tamla Olivier (Chair), Andrew Michelmore, Jarl Berntzen, Jennifer Bush, Errol Glasser

FURTHER INFORMATION:

In 2025, the Governance and Nominating Committee held four meetings. The Board has determined that all members of the Governance and Nominating Committee are independent under the criteria established by Nasdaq and applicable SEC rules.

RESPONSIBILITIES:

The Governance and Nominating Committee’s primary duties and responsibilities include:

•    Identifying, recruiting and recommending candidates for election to the Board and its committees;

•    Evaluating the size and composition of the Board;

•    Recommending to the Board the number, identity and responsibilities of the Board committees;

•    Reviewing, evaluating and making recommendations to the Board regarding our corporate governance practices and policies; and

•    Overseeing the annual self-evaluation of the Board and of each Board committee.

Health, Safety and Sustainability Committee

Members: Jennifer Bush (Chair), Jarl Berntzen, Jesse Gary, Errol Glasser, Andrew Michelmore, Tamla Olivier

FURTHER INFORMATION: In 2025, the Health, Safety and Sustainability Committee held four meetings.

RESPONSIBILITIES:

The Health, Safety and Sustainability Committee’s primary duties and responsibilities include:

•    Reviewing the Company’s goals, policies and programs relative to health, safety and sustainability;

•    Monitoring the Company’s performance on health, social responsibility, safety and sustainability matters and reviewing such performance with management;

•    Reviewing with management the Company’s compliance with laws, rules, regulations and standards of corporate conduct relating to health, safety, social responsibility and sustainability matters; and

•    Monitoring the Company’s potential risks and liabilities as they relate to health, safety, social responsibility and sustainability and the adequacy of the Company’s policies and practices to manage these risks and liabilities.

2026 Proxy Statement	15

BOARD OVERSIGHT OF RISK MANAGEMENT

Management of risk is the direct responsibility of our senior management team. Our Board as a whole and through its committees oversees management’s attention to risk by regularly reviewing with management the risks inherent to our business and to our business strategy, their potential impact on us, and our risk management decisions, practices and activities (both short-term and long-term).

The Company undertakes a comprehensive risk assessment process overseen by the Executive Director of Internal Audit to aggregate, measure, and assess risk. The risk assessment process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. The Executive Director of Internal Audit reports directly to the Audit Committee and regularly updates the Audit Committee on the Company’s risk assessment process. The Chair of the Audit Committee then reports to the full Board on the risks associated with the Company’s operations. The Board also relies on the CEO and other executive officers of the Company to supervise day-to-day risk management and to bring material risks to the Board’s attention. The CEO and our other executive officers report directly to the Board and certain Board committees, as appropriate. Directors may also from time to time rely on the advice of our outside advisors and auditors, provided they have a reasonable basis for such reliance.

THE BOARD

While the Board has primary responsibility for overseeing risk management, the Board also delegates certain oversight responsibilities to its committees. The Board regularly receives detailed reports from its committees regarding risk oversight in their areas of responsibility.

2026 Proxy Statement	16

The Board recognizes the importance of developing, implementing, and maintaining appropriate cybersecurity measures to safeguard Century’s information systems and protect the confidentiality, integrity, and availability of Century’s data. The Board is actively involved in oversight of Century’s risk management program, and cybersecurity represents an important component of Century’s overall approach to enterprise risk management. Our Chief Information Officer updates the Board periodically regarding the actions management is taking to mitigate the Company’s cybersecurity risks and enhance the Company’s cybersecurity protection. Management routinely evaluates the Company’s existing security processes, procedures and systems to determine whether additional enhancements are needed to further reduce the likelihood and impact of a future cybersecurity event. Some of the Company’s current safeguards include multi-factor authentication for remote access to systems; performing email phishing test campaigns; email spam filtering; restricted internet firewall rules; limiting the use of memory stick and external hard drive use; requiring timely application of security and software patches on servers; antivirus endpoint protection; performing 24-hour/7-day a week network monitoring; and improving our backup and recovery strategy, among others.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Board has adopted Corporate Governance Guidelines designed to assist the Board in performing its duties to the Company and its stockholders. The goal of these guidelines is to reflect current governance practices for the Board, reinforce a strong and effective working relationship between the Board and Management and enhance the ability of the Board and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by the Board at any time.

Our Code of Ethics applies to all of our directors, officers and other employees. The Code of Ethics sets forth guidelines intended to deter wrong-doing and promote the highest standards of honest and ethical behavior and integrity in carrying out the Company’s business activities.

Copies of our Corporate Governance Guidelines and our Code of Ethics are available on our website at www.centuryaluminum.com and to any stockholder who requests them. If and when they occur, we will disclose any amendments to or waivers of our Code of Ethics on behalf of our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions on our website at www.centuryaluminum.com.

RELATED PARTY TRANSACTIONS

The Company has a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and “related parties.” “Related parties” include executive officers, directors and director nominees and any of their respective immediate family members, as well as stockholders owning five percent or greater of our outstanding stock and their immediate family members. The Company’s Statement of Policy Regarding Related Party Transactions is available in the Investor section of the Company’s website, www.centuryaluminum.com, under the tab “Governance.”

The Company’s Related Party Transactions Policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related party had or will have a direct or indirect interest. Pursuant to the policy, the Audit Committee is responsible for reviewing related party transactions. However, all transactions with Glencore plc or its affiliates (together, “Glencore”) and any other transaction the Audit Committee Chair determines is material to the Company are reviewed by the independent directors, acting as a separate body from our Board. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to the Company and whether the transaction is in the business interests of the Company, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related party transaction is submitted for approval after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction, if appropriate. The policy defines certain ordinary course, non-material transactions that are pre-approved by the independent directors. The Audit Committee receives quarterly reports of all pre-approved transactions. Please see page 66 for more information regarding our related party transactions in 2025.

2026 Proxy Statement	17

HEALTH, SAFETY AND SUSTAINABILITY

The health and safety of our employees and our communities are critically important to us. We are committed to providing a safe working environment for all employees and every visitor to our facilities, and we strive for zero injuries and accidents every day. We believe that best-in-class safety practices and performance produce superior operational and financial performance for the Company and contribute to long-term stockholder value creation. To that end, we continuously assess the risks our employees face at each of our facilities, and we work to mitigate those risks through frequent training, appropriately tailored operating procedures and other preventative safety and health programs. We further emphasize the importance of our safety culture by including multiple safety performance goals in our AIP to further incentivize our executives to champion a safe working environment, and to align a significant amount of their annual cash compensation to the achievement of these goals.

We are also mindful of the environmental impact of our operations and seek to minimize waste from our operations and promote the responsible use of energy and raw materials. We are committed to pursuing the highest possible environmental standards across all our operations, as evidenced by our continued focus on reducing the carbon intensity of our aluminum products and minimizing greenhouse gas emissions where feasible. We seek to mitigate our impact on the environment through a variety of methods, including through the use of renewable energy sources to generate power for certain of our operations, the responsible and efficient management of hazardous and non-hazardous waste, and the sustainable recycling and disposal of aluminum and other by-products produced during the aluminum production process. In addition, in the United States, we continue to advocate and encourage our electric power suppliers to increase their use of renewable energy sources.

Our aluminum smelter in Grundartangi, Iceland (“Grundartangi”) is ASI Certified and produces a low-carbon aluminum product called Natur-Al™, with energy generated from 100% renewable sources. As a result, Natur-Al™ aluminum is one of the lowest carbon intensity aluminum products in the world, accounting for less than 25% of the average carbon intensity associated with standard aluminum production. We continuously seek additional opportunities to reduce our carbon footprint through the use of technology and a rigorous focus on operational excellence.

2025 STOCKHOLDER ENGAGEMENT

We are committed to a robust and proactive shareholder engagement program. The Board of Directors values the perspectives of our stockholders, and uses this feedback on our business, corporate governance, executive compensation, and other matters during Board and committee discussions throughout the year. Maintaining an active dialogue with our stockholders is important to our commitment to deliver sustainable, long-term value. The Board and management actively seek to engage with stockholders on a variety of topics to better understand their questions and concerns, to seek input, and to provide perspective on Century’s policies and practices. We also will engage with proxy and other advisory firms that represent the interests of various stakeholders.

Stockholder feedback is reviewed and considered by the Board and is reflected in adjustments or enhancements to our policies and practices. Going forward, we intend to continue our efforts to proactively engage with our stockholders, to maintain transparency and to better understand their views on key issues.

2025 NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract and retain talented director candidates. The Board and the Compensation Committee, with the assistance of the Compensation Committee’s independent compensation consultant, annually review the pay levels and structure of our directors’ compensation. Directors who are full-time salaried employees of Century are not compensated for their service on the Board. The Board believes that (i) compensation for independent directors should be a mix of cash and equity-based compensation and (ii) compensation for non-employee, non-independent, Board members should only be in cash in order to avoid indirectly increasing the beneficial ownership of any stockholder with whom they may be affiliated.

Annual cash retainers due to the directors are paid in quarterly increments together with any meeting fees incurred during the prior quarter. All directors are also reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings. For 2025, Mr. van Jaarsveld waived his right to receive compensation of any kind, including his right to receive expense reimbursement.

2026 Proxy Statement	18

The table below sets forth the components of compensation for our non-employee directors (other than Mr. van Jaarsveld) in 2025:

ANNUAL COMPENSATION ELEMENT	AMOUNT
Annual Cash Retainer	$50,000
Independent Chairman Annual Cash Retainer	$100,000
Audit Committee Chair Annual Cash Retainer	$12,500
Other Committee Chair Annual Cash Retainer	$10,000
Annual Equity Award(a)	$135,000
Board and Committee Meeting Fees(b)	$2,000

(a)	The annual equity award is granted in the form of restricted stock units (“RSUs”) following the annual stockholders’ meeting or in connection with a new director appointment. Each RSU vests on the earlier of (i) the one-year anniversary of its grant date or (ii) the next succeeding annual stockholder meeting. For any director who reaches the age of 65, his or her outstanding RSU award will immediately vest pursuant to its terms, and for any director who is 65 or older at the time of his or her RSU grant, such RSUs are vested at the time of grant. The dollar value of the annual equity award is converted into a number of RSUs based on the thirty-day trailing average closing price of Century common stock.
(b)	Each member of the Board is compensated $2,000 for each Board and Committee meeting attended, except that each of the Audit Committee Chair and Compensation Committee Chair receives $3,000 for each meeting of the Audit Committee and the Compensation Committee attended, respectively.

The following table sets forth the total compensation for each person who served as a non-employee director during the year ended December 31, 2025.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(a)	TOTAL
Andrew Michelmore	$222,250	$143,047	$365,297
Jarl Berntzen	$130,750	$143,047	$273,797
Jennifer Bush	$122,750	$143,047	$265,797
Errol Glasser	$133,250	$143,047	$276,297
Wilhelm van Jaarsveld(b)	$0	$0	$0
Tamla Olivier	$111,250	$143,047	$254,297

(a)	These amounts represent the grant date fair value of the RSUs awarded to each non-employee director computed in accordance with FASB Topic 718, which is calculated by multiplying the number of shares granted by the closing price of Century’s common stock on the date of grant. This calculation differs from how the Company calculates the number of shares in each annual director equity award, which is based on the thirty-day trailing average closing price of the common stock of the Company. The closing price of Century’s common stock on June 16, 2025 (the date of grant for all directors) was $18.39. Mr. Glasser and Ms. Bush elected to defer the settlement of all RSUs awarded to them in 2025 until their service on the Board has terminated.
(b)	Mr. van Jaarsveld waived his right to receive all compensation in connection with his service on the Board.

2026 Proxy Statement	19

The following table sets forth as of December 31, 2025, the number of outstanding stock awards held by each non-employee director who served on our Board during 2025:

NAME	NUMBER OF STOCK AWARDS OUTSTANDING AS OF 12/31/2025(a)	NUMBER OF DEFERRED STOCK AWARDS(b)
Andrew Michelmore	—	—
Jarl Berntzen	7,778	107,786
Jennifer Bush	7,778	31,253
Errol Glasser	—	115,202
Wilhelm van Jaarsveld	—	—
Tamla Olivier	7,778	—

(a)	Represents unvested RSUs as of December 31, 2025. All RSUs granted to Messrs. Michelmore and Glasser immediately vest upon grant due to each of them having reached the age of 65.
(b)	Represents vested RSUs the settlement of which has been deferred until termination from service as a Director of the Company.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Under our director stock ownership guidelines, each independent director is expected to accumulate, within five years of election to the Board, 25,000 shares of our common stock, which was meant to approximate the value (at the time the guidelines were adopted in March 2019) of five times the annual cash retainer payable to independent directors. The guidelines of peer companies and, on a broader basis, industry practices, in place at the time the guidelines were adopted were considered in developing these guidelines. The director stock ownership guidelines continue to be based on a fixed number of shares to address the volatility inherent in the aluminum industry. As of the date of this proxy statement, each of our independent directors holds in excess of the minimum number shares required under the guidelines or is within the five-year compliance period.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board, our independent or non-management directors as a group, or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary, addressed to: Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

2026 Proxy Statement	20

Mt. Holly

Independent Auditors

22

24

Audit Committee Report

2026 Proxy Statement	21

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors recommends that the stockholders vote “FOR” the Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026.

The Board, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. We are requesting the Company’s stockholders to ratify such appointment. If no direction is given to the contrary, all proxies received by the Board will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Neither the Board nor the Audit Committee is required to take any action as a result of the outcome of the vote on this proposal. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection but may, nevertheless, continue to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two fiscal years. The aggregate fees billed for the last two fiscal years are set forth below:

	2025	2024
Audit Fees(a)	$3,577,000	$3,317,000
Audit - Related Fees(b)	$594,000	$122,000
Tax Fees(c)	—	—
All Other Fees(d)	—	$2,000
Total Fees	$4,171,000	$3,441,000

(a)	Audit Fees include fees for professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Form 10-Q, as well as other services normally provided in connection with statutory and regulatory filings or engagements. Other services for 2025 and 2024 include reviews of documents filed with the SEC.
(b)	Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under Audit Fees. Audit-Related Fees for 2025 and 2024 primarily relate to fees associated with a registration statements filed with the SEC in 2025, services related to an SEC comment letter and certain contemplated transactions.
(c)	Tax Fees would include fees for professional services rendered in connection with tax compliance, tax advice and tax planning.
(d)	All Other Fees would include fees for services provided other than services reported under Audit Fees, Audit-Related Fees and Tax Fees. Generally, this category would include permitted corporate finance assistance and permitted advisory services.

2026 Proxy Statement	22

All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

Representatives of Deloitte & Touche LLP are expected to be present at the 2026 Annual Meeting and are expected to have the ability to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

2026 Proxy Statement	23

AUDIT COMMITTEE
REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Century specifically incorporates it by reference into a filing.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee’s job is one of oversight. Century’s management is responsible for the preparation of Century’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee’s oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Century. The Audit Committee also discussed with each of management, the internal auditors and the independent auditors (i) the quality and adequacy of Century’s internal controls, (ii) Century’s processes for assessing and monitoring risk and (iii) the function, responsibilities, budget and staffing of Century’s internal audit organization. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.

The Audit Committee met with and discussed with the independent auditors all matters required to be discussed by the applicable requirements of the PCAOB and the SEC and, with and without management present, reviewed and discussed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century’s internal controls and the results of the internal audit examinations.

The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2025 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2025.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The Audit Committee

Errol Glasser (Chair)	Jarl Berntzen	Jennifer Bush	Andrew Michelmore	Tamla Olivier

2026 Proxy Statement	24

Freddie

Executive Compensation

26

27

Compensation Discussion and Analysis

45

Compensation Committee Report

46

Compensation Tables

2026 Proxy Statement	25

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that the stockholders vote “FOR” approval of the foregoing resolution.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2026 Annual Meeting asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. Although the vote is advisory and is not binding on the Compensation Committee, the Board or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We refer to this non-binding advisory vote as the “say-on-pay” vote. Consistent with the frequency preference expressed by our stockholders at the 2023 annual meeting of stockholders, our current policy is to hold a “say-on-pay” vote annually. The next advisory vote on the frequency of the “say-on-pay” vote will be held at the 2029 Annual Meeting.

You are asked to vote for or against, or to abstain from voting, on the following resolution on an advisory basis:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed in the
Company’s proxy statement pursuant to the rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables, and any related tables and disclosure.”

2026 Proxy Statement	26

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide the Company’s stockholders with an understanding of the Company’s executive compensation program and to discuss the 2025 compensation of the Company’s named executive officers (“NEOs”). The Compensation Committee (the “Committee”) oversees the Company’s executive compensation program and establishes the compensation of our NEOs.

The following table contains information about our executive officers as well as an indication of those executive officers who are the Company’s NEOs and whose compensation is described in this Proxy Statement.

NAME	AGE	BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING PAST 5 YEARS
Jesse Gary*	46	President and Chief Executive Officer since July 2021. Mr. Gary previously served as the Company’s Executive Vice President and General Counsel beginning February 2013, and Chief Operating Officer beginning April 2019, until his appointment as President and Chief Executive Officer in July 2021. Mr. Gary joined Century in 2010.
Peter Trpkovski*	44	Executive Vice President and Chief Financial Officer since March 2025. Mr. Trpkovski previously served as Senior Vice President, Finance and Treasurer from July 2023 to March 2025, Vice President, Finance and Investor Relations from March 2022 to July 2023, and Director of Financial Planning and Analysis from February 2019 to March 2022. Mr. Trpkovski joined Century in 2013.
Gunnar Gudlaugsson*	65	Executive Vice President, Global Operations since February 2021; Managing Director of Nordural Grundartangi ehf., our wholly-owned Icelandic subsidiary, since 2019; Vice President, European and Asian Operations from 2017 to February 2021; Plant Manager at Nordural Grundartangi ehf. from 2009 through 2017. Mr. Gudlaugsson joined Century in 2008.
John DeZee*	62	Executive Vice President, General Counsel and Secretary since May 2021. Mr. DeZee previously served as Associate General Counsel of Century beginning in 2008 through the time of his appointment as Executive Vice President, General Counsel and Secretary.
Robert Hoffman*	57	Senior Vice President, Chief Information Officer and Chief Accounting Officer since December 2024. Mr. Hoffman previously served as the Company’s Vice President, Chief Information Officer and Chief Accounting Officer from June 2021 to December 2024, and prior to that role was the Company’s Chief Information Officer from June 2017 to May 2021. Mr. Hoffman joined Century in 2004.
Matthew Aboud	50	Senior Vice President, Strategy & Business Development since May 2021. Prior to joining Century, Mr. Aboud was with Hydro Aluminum, serving in a variety of roles over the course of 17 years. Most recently, he served as Vice President – Extrusion Ingot & Wire Rod, where he oversaw both primary and secondary casthouse facilities throughout Europe.
Kenneth Calloway	50	Senior Vice President, Human Resources since January 2024. Mr. Calloway previously served as the Company’s Corporate Director of Human Resources from November 2018 to June 2021 and Vice President of Human Resources from July 2021 through the time of his appointment as Senior Vice President, Human Resources. Mr. Calloway joined Century in 2005.
Ágúst Hafberg	60

Senior Vice President and Chief Commercial Officer since February 2019. Prior to serving in this role, Mr. Hafberg, served in several positions of increasing responsibility in a variety of commercial and business development roles. Mr. Hafberg joined Century in 2007.

Gerald Bialek*	60	Former Executive Vice President and Chief Financial Officer from August 2022 to March 2025. Prior to joining Century, Mr. Bialek was with Cooper Tire & Rubber Company, serving as Chief Financial Officer from August 2020 to December 2021. Prior to serving in this role, Mr. Bialek, served in several positions of increasing responsibility in finance and strategic functions over the course of 7 years with Cooper Tire & Rubber Company.

* 2025 Named Executive Officer

2026 Proxy Statement	27

OUR PHILOSOPHY ON EXECUTIVE COMPENSATION AND OVERVIEW OF 2025 NEO COMPENSATION

The Committee believes the executive compensation program at Century should be structured to align the interests of its executives with those of the Company’s stockholders. The program should seek to reward value creation at all stages of our business cycle and provide an increasing percentage of performance-based compensation at higher levels of executive responsibility. Compensation should also be market competitive and internally equitable.

Each year the Committee evaluates the Company’s executive compensation program to ensure that it is aligned with our strategic priorities and effectively motivates and incentivizes our executives, while also ensuring that risk is appropriately overseen and mitigated. The Committee believes that aligning executive compensation with Company performance and strategy supports our stockholders’ interests for long-term value creation.

The following aspects of our 2025 executive compensation program demonstrate our pay-for-performance philosophy and our commitment to good governance:

•	Setting target total compensation at competitive levels compared to our peers (and typically setting them below median levels for those executives new to their roles), while using incentive compensation to reward and motivate exceptional performance;
•	Allocating a significant portion of compensation for our NEOs to “at risk” compensation, the ultimate payouts or value of which are substantially dependent on the successful achievement of predetermined performance goals and/or linked to the value of our stock price (85% of 2025 target compensation was “at risk” for our CEO and, on average, 67% for our continuing NEOs);
•	Linking payouts under a large portion of our long-term incentive awards to the Company’s TSR relative to our Industry Peer Group (60% of the 2025 target value of long-term incentive awards for our CEO and 50% for our other NEOs); and
•	Linking payouts under our annual incentive programs to the achievement of pre-established financial, operational and safety performance targets (70% weighting) and individual performance targets for each NEO (30% weighting).

We believe 2025 compensation outcomes for our NEOs were aligned with the Company’s overall performance as evidenced by:

•	Performance at 113.4% of target under the financial, operational and safety metrics component of our 2025 Annual Incentive Plan (AIP) reflecting strong operational performance and management execution.
•	The vesting of our 2023-2025 performance share units (“PSUs”) at 200% of target, reflecting superior relative TSR performance compared to our 2025 Industry Peer group due, in part, to realization of the long-term benefits of the Company’s strategic plan.

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COMPENSATION PROGRAM STRUCTURE

We are committed to developing and implementing an executive compensation program that seeks to directly align the interests of our NEOs with the long-term interests of our stockholders. To that end, the objectives of the Company’s executive compensation program are to attract, retain and motivate talented executive officers who will improve the company’s performance and provide long-term strategic leadership. The majority of target total compensation for our NEOs is equity-based, vests over multiple years and is tied directly to long-term value creation for shareholders. NEO compensation is comprised of three primary components:

Century’s executive compensation program is designed to strengthen the link between pay and performance by having a significant portion of target total compensation tied to the achievement of predetermined performance targets directly related to our business goals and strategies. Our 2025 pay mix for our CEO and other NEOs was as follows:

CEO 2025 TARGET* COMPENSATION

Salary	AIP	RSUs	PSUs
15%	19%	26%	40%

85%	Approximately 85% of the target value* of our CEO’s 2025 compensation was variable and/or at-risk, including 60% of long-term incentives in the form of PSUs.

* Target Value includes: annualized 2025 salary of $1,000,000; target annual incentive of $1,200,000 and target LTI grant of $4,300,000 for a total Target Value of $6,500,000.

AVERAGE OF 2025 TARGET COMPENSATION FOR NEOs (OTHER THAN THE CEO)

Salary	AIP	LTI
33%	21%	46%

67%	On average, approximately 67% of our NEO’s (other than the CEO) target total compensation is variable and at-risk.

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CONSIDERATION OF “SAY-ON-PAY” RESULTS

At the Company’s annual meeting of stockholders held in June 2025, approximately 89% of the votes cast on the advisory vote to approve the compensation of the Company’s NEOs were voted in favor of the proposal. The Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation. No changes were made to the compensation program for 2025 in response to this vote result.

OUR PROCESS FOR EXECUTIVE COMPENSATION

The Compensation Committee

The Committee is responsible for the executive compensation program design and decision-making process for NEO compensation. The Committee regularly reviews the Company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. In consultation with its independent executive compensation consultant, the Committee, regularly:

•	Reviews market data to evaluate and assess the competitiveness of the Company’s compensation policies compared to the Company’s industry peers and broader market practice;
•	Reviews the benchmarking peer group and makes proposals for change, when necessary;
•	Reviews the Company’s non-employee director compensation program;
•	Reviews performance against the Company’s plans and budgets and considers the degree of achievement of pre-established performance goals;
•	Reviews the individual performance of each NEO;
•	Evaluates the Company’s compensation policies to assess compensation-related risk;
•	Considers the results of the advisory “Say-on-Pay” vote of the Company’s stockholders as well as other feedback received throughout the year; and
•	Exercises its judgment as to what is in the best interests of the Company and its stockholders.

Stockholders feedback	Recommendations and market data from independent compensation consultant	Committee assessment of business climate and industry factors	Assessment of NEO performance and achievement of Company goals	Clearly articulated compensation philosophy, with strong pay-for-performance alignment

The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. As a general practice, the Committee makes decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations, before acting. The Committee dedicated significant time and attention to compensation management in 2025, including holding six meetings.

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Compensation Considerations

The Committee, with the support of its independent compensation consultant and management, considers many aspects of the Company’s financial and operational performance, as well as other factors when making executive compensation decisions. The factors and considerations the Committee may take into account in making executive compensation decisions include, but are not limited to:

•	Long-term stockholder value creation;
•	The Company’s operational performance;
•	Performance relative to peers and competitors;
•	Historic absolute and relative stock price and financial performance;
•	Key areas management can influence over the short- and long-term;
•	The cyclical and commodity-based nature of the Company’s business;
•	Performance relative to financial guidance provided throughout the year;
•	Development and retention of a qualified management team;
•	Skills, experience and tenure of executive incumbents; and
•	Market values for comparably situated executives among our peer group.

Benchmarking Executive Compensation

The Committee, together with its independent executive compensation consultant, annually reviews relevant competitive market data to assess our compensation levels and practices. For purposes of informing 2025 compensation targets, the Committee reviewed the compensation levels of a peer group of metals and other industrial companies that are comparable in size to the Company in terms of revenue, market capitalization, EBITDA and number of employees. The Committee chose these parameters, and ultimately the companies noted below, to evaluate pay in a context that considers businesses with similar exposure to economic forces and business cycles and with whom the Company may compete for executive talent. The Committee supplemented this data with compensation survey data covering general industrial companies with similar revenues to provide additional perspective on competitive pay levels.

Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, annual incentive opportunities and long-term incentive grant values. Generally, the Committee targets total compensation (base salary, target annual incentive and long-term incentive) at or near the mid-point of the compensation ranges for comparable positions at the companies comprising the peer group, while being mindful of individual differences such as experience, level of responsibility and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.

For purposes of determining 2025 compensation, the Committee, in consultation with its independent executive compensation consultant, made no changes to the companies that comprised the prior year’s compensation peer group (the “Compensation Peer Group”). The following companies comprised the Company’s Compensation Peer Group for purposes of determining 2025 target compensation for the Company’s NEOs:

• ATI, Inc.	• Koppers Holdings Inc.	• Radius Recycling, Inc.
• Carpenter Technology Corp.	• Materion Corporation	• SunCoke Energy, Inc.
• Eagle Materials Inc.	• Metallus Inc.	• Valmont Industries, Inc.
• Gibraltar Industries Inc.	• Minerals Technologies Inc.	• Warrior Met Coal, Inc.
• Kaiser Aluminum Corp.	• Mueller Industries, Inc.	• Worthington Steel, Inc.

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For 2025, the Committee also assessed the Company’s TSR performance against a group of aluminum industry companies listed below (the “Industry Peer Group”) to compare Company’s relative performance in the context of its specific business climate. The Industry Peer Group is comprised of publicly-listed companies that, like Century, receive a significant portion of their revenue from the production of primary aluminum. Given the commodity-based nature of Century’s business and exposure to market forces outside of management’s control, the Committee has intentionally selected companies for the Industry Peer Group whose results are similarly affected by the market price of primary aluminum.

Although the Committee believes that the Compensation Peer Group is an appropriate benchmark for executive compensation at other similarly sized companies, this peer group data does not always provide useful comparisons to other companies that might be experiencing macro economic business conditions similar to those experienced by the Company. However, while companies included in the Industry Peer Group compete in the same markets and experience similar business conditions as the Company, they are all substantially larger than the Company in both revenue and market capitalization. To that end, and consistent with the Company’s pay-for-performance philosophy, the Committee primarily uses the Industry Peer Group (along with the Compensation Peer Group) to assess relative performance using TSR when awarding long-term incentive awards. However, the Industry Peer Group is not used to benchmark target pay opportunities.

In considering the 2025 Industry Peer Group, the Committee placed a priority on identifying companies that (i) compete in the same markets as the Company; (ii) offer similar products and services as the Company; or (iii) serve the same, or similar, industries and end users as the Company.

Based on the above criteria, the Committee chose the following companies to comprise the 2025 Industry Peer Group:

• Alcoa Corporation	• Norsk Hydro ASA
• Aluminum Corp. of China Limited	• United Co Rusal PLC

Role of the Chief Executive Officer

The Committee, comprised entirely of independent directors, annually (i) sets the target compensation of the Company’s CEO including each of the individual elements thereof, and (ii) evaluates the CEO’s performance in light of the specific goals and objectives established for the CEO. The Committee considers the recommendations of the Company’s CEO (other than with respect to his own compensation), together with input provided by its independent executive compensation consultant, in making its determinations regarding executive compensation.

The Company’s CEO attends all Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee’s charter.

Additionally, the Committee’s charter formalizes the working relationship with our CEO and includes the following actions to be taken by the CEO:

•	Working with the Committee to provide oversight of Century’s compensation plans and policies, including incentive and equity-based plans;
•	Reviewing with the Committee the respective corporate and individual goals and objectives for the other NEOs relevant to their compensation;
•	Providing the Committee with an evaluation of the performance of the other NEOs in light of their respective corporate and individual goals and objectives; and
•	Recommending to the Committee the target compensation levels of the other NEOs.

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Role of Compensation Committee Consultant

To assist in its review and oversight of the Company’s executive compensation program, the Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant and consulted with FW Cook regularly throughout the year. A representative of FW Cook attended meetings of the Committee and advised the Committee in connection with the design and implementation of the Company’s executive compensation program for 2025, including with respect to compensation philosophy, objectives, annual and long-term incentive plan structuring and designs, optimal compensation mix and proposed allocations among fixed and variable, and long-term and short-term, compensation. FW Cook also provided market data to inform target pay decisions, reviewed and recommended the executive compensation benchmarking peer group and recommended how the Committee should position the Company’s compensation in relation to these peers. Interactions between FW Cook and management are generally limited to discussions on behalf of the Committee or as required to fulfill requests at the Committee’s direction. The Committee considers the information presented by FW Cook with respect to compensation matters, but all decisions regarding the compensation of our NEOs in 2025 were made by the Committee. During 2025, FW Cook did not provide any services to the Company other than the services provided directly to the Committee. Based on these factors, its own evaluation of FW Cook’s independence under applicable SEC and Nasdaq rules, and information provided by FW Cook, the Committee determined that the work performed by FW Cook did not raise any conflicts of interest, and that FW Cook was an independent consultant.

COMPONENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is made up of the following principal components. The Committee may, from time to time, provide additional elements of compensation other than as described below as special circumstances arise.

	PAY ELEMENT	PURPOSE	PERFORMANCE METRIC
ANNUAL	Base Salary	Base salary provides a secure fixed level of compensation commensurate with individual level of responsibility	N/A	FIXED
	Annual Incentive Plan (AIP)	Performance-based annual cash award designed to motivate and reward our executives for achieving the Company’s short-term financial and operational objectives	2025 AIP Metrics: • Financial, Operational and Safety (70%) • Individual Performance (30%)	VARIABLE
LONG-TERM	Time-vested Stock Units (RSUs)	Time-based equity compensation designed to incentivize long-term value creation, encourage retention and align executives’ interests with our stockholders	Value fluctuates with stock price performance over three-year vesting period
	Performance Stock Units (PSUs)	Performance-based equity compensation intended to further incentivize the achievement of long-term strategic, financial and operational goals that drive sustainable value creation	Relative TSR over two- and three-year performance periods versus an Industry Peer Group, modified based on achievement against pre-established, multi-year strategic initiatives

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Base Salary

Base salary is the only principal component of NEO compensation whose value is fixed rather than variable. The Committee annually reviews the salaries of our NEOs against comparable positions from peer group and survey data to determine whether adjustments are appropriate. When setting or making adjustments to base salaries, the Committee considers Peer Group salary data, each executive’s responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements, such as the size of target incentive awards. The Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions. The Company does not have employment agreements with any of its executive officers, thereby affording the Committee year-to-year flexibility in base salary determinations. Annual adjustments are generally effective in March of each year, but the Committee may also review the salaries of our NEOs in connection with a promotion or other change in responsibility. The table below sets forth the annualized base salaries of each of our NEOs effective as of March 11, 2025, and the amount by which each NEO’s 2024 base salary was adjusted in 2025.

Salary adjustments for our NEOs, if any, are generally effective in March of each year or upon a change in position. The 2025 increase in base salary for each of our NEOs reflects ongoing adjustments that the Committee believed were necessary to better align each NEO’s compensation to peer benchmarking data and, for Mr. Trpkovski, reflects a salary increase commensurate with this promotion to Chief Financial Officer.

NAMED EXECUTIVE OFFICER	2025 ANNUALIZED SALARY	ADJUSTMENT FROM 2024 SALARY
Mr. Gary	1,000,000	9.3%
Mr. Trpkovski(a)	450,000	42.9%
Mr. Gudlaugsson	590,000	9.3%
Mr. DeZee	480,000	11.6%
Mr. Hoffman	422,500	9.6%
Mr. Bialek(b)	—	—

(a)	Reflects Mr. Trpkovski’s March 2025 promotion to Executive Vice President and Chief Financial Officer.

(b)	Mr. Bialek separated from the Company effective March 21, 2025 and therefore annualized 2025 salary information is not applicable.

Annual Incentive Program (AIP)

The Company’s Annual Incentive Plan (AIP) is designed to provide each NEO with the opportunity to earn an annual cash award for achieving the Company’s short-term financial, operational and individual objectives. The AIP places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and stockholders.

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2025 AIP Design and Metrics

Each year, the Committee establishes a target annual cash incentive award for each NEO expressed as a percentage of base salary, subject to the achievement of pre-established corporate and individual goals, as described below. Payouts under the AIP can range from 0% to 200% of the target based on performance relative to pre-established performance metrics. If the threshold level is not achieved for any particular metric, no amount is paid for that metric. However, due in part to the nature of the Company’s business, including the substantial impact on the Company’s financial results of fluctuations in the price of aluminum as well as the price of certain critical raw materials over which management exercises no control, the Committee retains discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

The 2025 increases in target AIP award opportunities were driven by changes in the peer group compensation data. The Committee believed these adjustments were appropriate to ensure that our executive compensation structure remained competitive and reflective of industry standards. For 2025, each NEO’s target annual incentive opportunity as a percentage of base salary was as follows:

NAMED EXECUTIVE OFFICER	2025 TARGET AIP OPPORTUNITY (% OF BASE SALARY)
Mr. Gary	120%
Mr. Trpkovski	65%
Mr. Gudlaugsson	80%
Mr. DeZee	60%
Mr. Hoffman	50%
Mr. Bialek	65%

When establishing the 2025 AIP design and metrics, the Committee reviewed the Company’s business plan, historical performance, management recommendations and feedback provided by the independent compensation consultant. In considering the design of the 2025 AIP, and in order to continue to link management’s performance with compensation outcomes, the Committee used measures focused on operational excellence, capital efficiency and cost control, noting that these measures are all within management’s direct ability to influence. The Committee also continued to prioritize and include a safety component in the 2025 AIP design to reinforce the Company’s culture of safety and employee wellness.

The Committee determined that the largest portion of the 2025 AIP design (70%) should focus on Company-wide financial, operational and safety metrics (“FOS Metrics”), with the balance to be determined by a mix of additional objectives and goals designed to gauge and evaluate each NEOs individual performance during 2025 (the “Individual Performance Criteria”).

The Individual Performance Criteria (which comprised 30% of the 2025 AIP) were developed to incentivize and reward each NEO’s execution of his specific goals and operational targets that are uniquely attributable to their respective executive functions. The specific Individual Performance Criteria are established at the beginning of each year and tailored specifically to each NEO based on his direct areas of responsibility. As with the FOS Metrics, the Individual Performance Criteria can range from 0% to 200% of target based on each NEO’s performance. At the end of each year, the Committee receives from the CEO an assessment of each NEO’s (other than the CEO) performance with respect to his Individual Performance Criteria, and a final determination of each NEO’s performance (including the CEO) is made by the Committee. We consider the specific goals established under the Individual Performance Criteria to be confidential, the disclosure of which is not material to an understanding of our 2025 executive compensation and would cause competitive harm to the Company. The Individual Performance Criteria established by the Committee for 2025 included goals and objectives tied to operational performance and other Company initiatives and strategies.

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The following table summarizes the FOS Metrics included in the 2025 AIP, the respective weightings for each metric and the Committee’s rationale for including such metric in the 2025 AIP design. In total, the FOS Metrics represent 70% of the 2025 AIP design. In early 2026, the Committee met to review the results of the 2025 FOS Metrics and Individual Performance Criteria, which were then combined to produce a Final 2025 AIP Performance Factor.

	PERFORMANCE METRIC (WEIGHTING AS A % OF TOTAL AIP)	DEFINITION	RATIONALE
FINANCIAL METRICS	Controllable Costs (25%)

Controllable Costs are those elements of the Company’s cost structure which are not directly impacted by commodity prices and thus, are within Management’s ability to control and influence. These costs include labor, maintenance, supplies, pot relining, and other similar costs. The level of planned controllable cost included in the Company’s annual business plan is used to set the target level for this metric, with threshold and maximum levels then being set in a commensurate fashion.

The inclusion of Controllable Costs as an AIP performance measure drives disciplined cost management, supporting of the Company’s financial goals.
	Shipment Volume* (15%)	Total metric tonnes of aluminum shipped to customers.	Setting appropriate volume targets helps drive revenue, focuses management on operational execution and optimizes operating leverage.
OPERATIONAL METRICS	Energy Efficiency (3.33%)	A direct measurement of the amount of energy required per tonne of aluminum produced.	Understanding that power is the single largest cost component of aluminum production, optimizing energy efficiency is critical to drive operational and financial results.
	Current Efficiency (3.33%)	A direct measurement of the ratio of actual achieved aluminum production vs the theoretical potential production capacity of our facilities.	Current Efficiency is the best single indicator of the overall efficiency of the Company’s reduction process.
	Amperage (3.33%)	A direct measurement of the average electrical current strength at each of our facilities.	Aluminum production volume is directly proportional to amperage. Thus, Amperage incentivizes greater production volumes.
SAFETY METRICS	Fatal and Serious Injuries (FSI) (6.66%)	The number of fatal and/or serious injuries.	Safety is the Company’s first and most important priority, and the FSI safety metric focuses on reducing the number of fatalities and serious injuries.
	Days Away, Restricted, or Transferred (DART) (6.66%)	An OSHA approved metric, the DART rate tracks incidents that result in days away from work, restricted work activity and transfers to another job.	DART tracking quantifies the severity of workplace injuries by assessing the impact of injuries on employees’ ability to perform job duties.
	Incident Review Board (“IRB”) Reporting (6.66%)	Measures the quality and timeliness of management’s actions to review actual or potential safety incidents and mitigate the future occurrence of serious injuries.	Incident Review is integral to improving future safety performance and provides a measure of forward-looking actions implemented by the Company towards achieving its goals.

* May vary from reported results to adjust for immaterial, non-recurring delays due to non-operational factors.

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The FOS Metrics, Individual Performance Criteria and their respective weightings, were communicated to the NEOs at the beginning of the performance period. Targets were set for each of the FOS Metrics and Individual Performance Criteria at levels that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company’s business forecast (including, among other things, consideration of market, economic and geopolitical factors) at the time the metrics were approved.

2025 AIP Performance Results

The following table summarizes the Company’s 2025 AIP results with respect to the Company’s FOS Metrics. The results of each performance measure are expressed as a payout factor based on the percentage of the target performance level. For the 2025 AIP, performance greater than threshold but less than target results in a payout factor range of 50%–99% of the target opportunity, and performance at or greater than target results in a payout range of 100% up to a maximum of 200% of the target opportunity, in each case using straight line interpolation between the points. Below threshold performance for each metric results in a payout of 0% for such metric. In the aggregate, the FOS Metrics of the 2025 AIP were achieved at 113.4% of target reflecting strong Company performance and outstanding management execution.

* Due to the competitively sensitive nature of this measure, the threshold, target, maximum and result levels have all been indexed and reported as such.

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In early 2026, the Committee met to review each NEO’s Individual Performance Criteria including their specific contributions to the achievement of key strategic projects, and the Company’s overall performance during 2025. The Committee noted Management’s strong execution and focus on the financial and operational results above. In particular, the Committee noted the executive team’s successful completion of several highly strategic initiatives during 2025, including the (i) announced Mt. Holly restart of over 50,000 MT of idled production to begin during the second quarter of 2026, (ii) announcement of a joint development agreement with Emirates Global Aluminium in connection with our new smelter, and (iii) sale of the Hawesville site, in which the Company received significant upfront capital and a minority stake in the completed AI data center to be built on site.

Additionally, the Committee’s took into consideration each NEO’s strategic leadership ability and contributions to Company culture. Based on these results, the Committee assessed the results of the CEO’s Individual Performance Criteria to be 190% of target, and for each other NEO’s Individual Performance Criteria to be between 90% and 170% of target. The Committee determined that these outcomes were reflective of its pay-for performance philosophy, and in the best interest of the Company and its stockholders. When combined with the FOS Metric portion of the 2025 AIP, a Final 2025 AIP Performance Factor was calculated and the Committee approved the 2025 AIP payouts as indicated in the table below.

NAME	TARGET 2025 AIP OPPORTUNITY(a)	FINAL 2025 AIP PERFORMANCE FACTOR(b)	FINAL 2025 AIP AWARD
Mr. Gary	$1,200,000	136.4%	$1,636,800
Mr. Trpkovski	$292,500	130.4%	$381,420
Mr. Gudlaugsson	$472,000	106.4%	$502,208
Mr. DeZee	$288,000	115.4%	$332,352
Mr. Hoffman	$211,250	112.4%	$237,445
Mr. Bialek(c)	$321,750	100%	$70,521

(a)	Calculated by multiplying each NEO’s 2025 annualized base salary by their 2025 AIP Target Opportunity.
(b)	The Final 2025 AIP Performance Factor is comprised of the following components: (i) 70% FOS Metric performance which was assessed at 113.4% of target, and (ii) 30% Individual Performance Criteria which was determined to be 190% for Mr. Gary and 122.50% for the average of the other NEOs.
(c)	Mr. Bialek separated from the Company effective March 21, 2025, and thus his 2025 AIP award was prorated for the number of days of employment in 2025.

Long-Term Incentive Plan (LTIP)

The Company’s Long-Term Incentive Plan (LTIP) is designed to (i) align executive compensation with the interests of the Company’s stockholders by linking compensation to absolute and relative stock price performance and (ii) encourage retention over multi-year performance periods. Awards under our LTIP typically represent the single largest component of our executive compensation program thereby aligning a substantial portion of NEO compensation with long-term value creation for our stockholders.

2025-2027 LTIP Design

The 2025-2027 LTIP provides for two types of equity-based awards, each of which will cliff-vest in full (subject to satisfaction of certain performance criteria in the case of PSUs) at the end of a three-year vesting period that ends on December 31, 2027.

Restricted stock units (RSUs), weighted at 40% of the total LTIP award value for the CEO and 50% for our other NEOs, are time-vesting equity awards that cliff-vest in full three years from the date of grant, provided the NEO continues to be employed by the Company. The Committee believes that awarding a portion of the Company’s LTIP awards in the form of time-vested equity encourages retention and ensures that executives’ interests are aligned with those of the Company’s other stockholders towards long-term value creation.

Performance stock units (PSUs), weighted at 60% of the total LTIP award value for the CEO and 50% for our other NEOs, are performance-based awards that are earned based upon the Company’s TSR relative to the average TSR of the Industry Peer Group (discussed above) over an established performance period and which may be adjusted, up or down, by a Strategic Objective Multiplier (as discussed below) at the discretion of the Committee to reflect the Company’s performance against certain long-term strategic objectives. The Committee believes this structure properly aligns management with stockholder interests with respect to long-term relative share price performance and achievement of long-term strategic objectives.

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TSR is calculated by the Committee and is defined as the total return to stockholders (change in stock price, plus dividends) during the applicable performance period, including any dividends during such period being reinvested. Fifty percent (50%) of the 2025-2027 PSU payout is based on the Company’s relative TSR performance over a two-year period (2025-2026) and the remaining fifty percent (50%) of the payout is based on the Company’s relative TSR performance over the full three-year performance period (2025-2027). Subject to achieving at least a threshold level of relative TSR performance over either performance period, some or all of the PSUs will cliff-vest commensurate with the level of performance attained, provided the NEO continues to be employed by the Company.

Finally, the 2025-2027 LTIP design also includes a Strategic Objective Modifier which allows the Committee to adjust the final PSU performance level, up or down, by up to 30 percentage points at the discretion of the Committee to reflect the Company’s performance against certain long-term strategic objectives set by the Committee at or near the beginning of the performance period. The strategic objectives are designed to focus management on the long-term interests of the Company’s stockholders and include objectives addressing, among other things, securing critical long-term supply and sales arrangements, expansion into new businesses and markets, and effective execution of long-term capital improvement projects. The strategic objectives are reviewed on an annual basis by the Committee and may be adjusted from time to time at the discretion of the Committee to ensure they continue to reflect the Company’s long-term goals and priorities. We consider the specific strategic objectives included in the 2025-2027 LTIP to be confidential, the disclosure of which is not material to an understanding of our 2025 NEO compensation and would cause competitive harm to the Company.

The Committee established the following range of targets and achievement percentages with respect to each performance measurement period of the 2025-2027 PSUs (linear interpolation applies between threshold and target and between target and maximum performance levels):

PERFORMANCE LEVEL	CENTURY RELATIVE TSR	ACHIEVEMENT PERCENTAGE (% OF TARGET)
Maximum	150% of Industry Peer Average	200%
Target	100% of Industry Peer Average	100%
Threshold	50% of Industry Peer Average	0%

Each year, the Committee meets and performs a qualitative review of each NEO’s performance together with a quantitative assessment of peer group and survey market data over the course of one or several meetings. During such review in 2025, the Committee established a target LTIP award for each NEO, expressed as a percentage of base salary, as described in the table below.

The increases in target LTIP award opportunities for certain of our NEOs, including Mr. Gary, were driven by changes in the peer group compensation data. The Committee believed these adjustments were appropriate to ensure that our executive compensation structure remained competitive and reflective of industry standards. These increases also acknowledge that the target LTIP opportunity for all current NEOs was set conservatively, below the median of the peer group, upon each such NEOs promotion to their respective roles. Despite these adjustments, total 2025 target compensation for each of our NEOs remained below the peer group median, reinforcing the Committee’s commitment to maintaining a responsible compensation approach.

NAMED EXECUTIVE OFFICER	2025-2027 TARGET LTIP OPPORTUNITY (% OF SALARY)
Mr. Gary	430%
Mr. Trpkovski	160%
Mr. Gudlaugsson	175%
Mr. DeZee	130%
Mr. Hoffman	80%
Mr. Bialek(a)	145%

(a)	In connection with Mr. Bialek’s separation from the Company on March 21, 2025, his 2025-2027 LTIP grant was forfeited.

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The table below sets out the 2025-2027 LTIP grants for each NEO at the target performance level. The number of PSUs and RSUs is determined by dividing each NEO’s target LTIP opportunity (expressed as a dollar value) by the Company’s trailing 20-day average closing stock price as of the grant date. Although this approach results in a different number of PSUs and RSUs granted than would otherwise be achieved by using the grant date fair value, the Committee believes this methodology is appropriate given the (i) significant historical volatility of the Company’s stock, and (ii) immaterial nature of the discrepancies over time between the two approaches.

NAMED EXECUTIVE OFFICER	NUMBER OF PSUS	NUMBER OF RSUS	2025-2027 LTIP GRANT DATE VALUE(a)
Mr. Gary	126,057	84,038	$3,827,931
Mr. Trpkovski	18,501	18,501	$721,256
Mr. Gudlaugsson	24,582	24,582	$895,768
Mr. DeZee	15,244	15,244	$555,491
Mr. Hoffman	8,257	8,257	$300,885
Mr. Bialek(b)	17,534	17,534	$638,939

(a)	Represents the grant date fair value of PSU and RSU awards, which are calculated (i) in the case of PSUs, by multiplying the target number of shares awarded by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of RSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant (January 1, 2025). The amounts shown reflect the closing price of the Company’s common stock on December 31, 2024 (the last trading day prior to the date of grant) of $18.22. For Mr. Trpkovski, amounts include (i) 6,046 PSUs and 6,046 RSUs granted on January 1, 2025, at the grant price of $18.22 and, (ii) 12,455 PSUs and 12,455 RSUs granted on March 20, 2025, in connection with Mr. Trpkovski’s promotion to CFO, at the grant price of $20.11.
(b)	In connection with Mr. Bialek’s separation from the Company on March 21, 2025, his 2025-2027 LTIP grant was forfeited.

2023-2025 LTIP Results

The 2023-2025 LTIP awards consisted of both RSUs and PSUs. PSUs awarded under the 2023-2025 LTIP vested based on the Company’s TSR relative to the Industry Peer Group noted above, with fifty percent (50%) of the payout based on the Company’s relative TSR performance over a two-year period (2023-2024) and fifty percent (50%) of the payout based on relative TSR performance over a three-year period (2023-2025). The range of targets and achievement percentages with respect to TSR for the 2023-2025 PSUs was the same as was used for the 2025-2027 PSUs described above.

For the 2023-2025 performance period, the Company’s TSR performance for the two-year period (2023-2024) was 255.4% of the average TSR of the Industry Peer Group, which resulted in a 200% payout; and the Company’s TSR performance for the three-year period (2023-2025) was 244.5% of the average TSR of the Industry Peer Group, which resulted in a 200% payout. The Committee elected not to use its discretion to apply the Strategic Objective Modifier to adjust the payout of the 2023-2025 PSUs. As a result, the 2023-2025 PSUs vested at 200% of target, and were issued in the amounts set forth below:

	2023-2025 PSUS (# OF SHARES)
NAME	TARGET	EARNED
Mr. Gary	219,545	439,090
Mr. Trpkovski	9,130	18,260
Mr. Gudlaugsson	41,397	82,794
Mr. DeZee	27,021	54,042
Mr. Hoffman	15,825	31,650
Mr. Bialek(a)	38,537	—

(a) In connection with Mr. Bialek’s separation from the Company on March 21, 2025, his 2023-2025 LTIP grant was forfeited.

2026 Proxy Statement	40

The following line graph compares Century Aluminum Company’s cumulative TSR with the cumulative total return of the S&P 500 Index and that of our Industry Peer Group. These comparisons assume the investment of $100 on December 31, 2020, and the reinvestment of dividends.

RETIREMENT BENEFITS

We maintain a 401(k) Plan for our U.S.-based employees, including our NEOs. The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S.-based employees are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis. For our U.S.-based salaried employees, the Company also makes a matching contribution, the level of which is determined based on the employee’s eligibility to receive continued accruals in the Qualified Plan (as described below).

We also maintain a non-contributory defined benefit pension plan, which we refer to as our “Qualified Plan.” The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015, and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee’s contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee’s hire date. Employees of the Company who were aged 50 or older as of January 1, 2015, continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. Mr. Gary, Mr. DeZee and Mr. Hoffman were each employed by the Company prior to January 1, 2015, and participate in the Qualified Plan, however, only Mr. DeZee is eligible for future accruals under the Qualified Plan. Although Mr. Gudlaugsson was also employed by the Company prior to January 1, 2015, he does not participate in the Qualified Plan as he accrues an Icelandic pension and is not eligible to receive 401(k) employer contributions.

In December 2015, the Committee approved and adopted a new nonqualified deferred compensation plan for certain members of management or highly compensated employees (the “Restoration Plan”). The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a) (17) of the Code and is part of the Company’s shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure. Only Mr. Gary participates in the Restoration Plan and is entitled to contributions of 9% of eligible compensation.

In Iceland, Mr. Gudlaugsson participates in the Lifsverk Pension Fund, which allows for voluntary employer contributions similar to a U.S. 401(k) plan in addition to mandatory required contributions. In connection with Mr. Gudlaugsson’s employment, the Company has agreed to make contributions to the fund on his behalf.

These benefits are further described below under the captions “Post-Employment Compensation” and “Potential Payments and Benefits upon Termination or Change-in-Control.”

2026 Proxy Statement	41

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Company provides certain severance and change in control protections to the Company’s NEOs based on competitive practice in the industry. We believe that providing the Company’s executives with specified benefits in the event of termination of employment under certain circumstances helps us to retain executives and maintain leadership stability. Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for NEOs to explore strategic transactions and work to bring such transactions to fruition if appropriate.

In furtherance of the foregoing, the Company adopted the Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits under certain termination circumstances (such as by the Company without cause or upon the death or disability of the executive) or in connection with a change in control of the Company. Severance benefits following a change in control are only provided on a “double trigger” basis, meaning that payment of the benefit is not awarded unless the executive’s employment is terminated by the Company without cause or by the executive upon certain enumerated changes in his or her employment terms within an agreed period following the change in control. We believe the double trigger vesting structure strikes a balance between the severance protection and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.

Provisions of these arrangements for the Company’s NEOs that relate to severance pay and termination benefits (including upon a change in control), including treatment of LTIP awards upon termination of service with the Company, are described in further detail below in the section entitled “Potential Payments and Benefits Upon Termination or Change-in-Control.”

EMPLOYMENT AGREEMENTS

The Company does not have employment agreements with any of the NEOs, each of whom is an at-will employee.

OTHER COMPENSATION CONSIDERATIONS AND POLICIES

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executives which are summarized in the table below. We adopted these guidelines to further align management’s interests with those of our stockholders. The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share amount as a percentage of salary. Shares underlying unvested RSUs and PSUs, and unexercised stock options (whether vested or unvested), do not count towards meeting the guidelines. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

CATEGORY	SHARE GUIDELINE
Chief Executive Officer	150,000
Executive Vice Presidents	48,000
Senior Vice Presidents	18,000
Vice Presidents	6,000

These guidelines provide that officers should meet these minimum ownership levels within five years from the later of the date of hire or the effective date of the guidelines. Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline. The Committee is responsible for monitoring the application of our stock ownership guidelines and has discretion to waive or extend the time period in which officers should achieve minimum ownership levels. Each of our current NEOs is in compliance with these guidelines or is within the applicable grace period.

2026 Proxy Statement	42

Company Policy Prohibiting “Short Sales,” Pledging and Hedging of Company Stock

The Company’s insider trading policy prohibits our officers, directors and all other employees from engaging in short sales in our common stock and requires that any Company shares purchased in the open market be held for a minimum of six months. This Company policy also prohibits our officers, directors and all other employees from entering into “put” and “call” options (unless specifically authorized) or entering into any hedging transactions (including those involving prepaid variable forward contracts, equity swaps, collars and exchange funds). The Company’s insider trading policy also prohibits pledging the Company’s securities as collateral for a loan and holding Company securities in margin accounts.

Incentive Compensation Recoupment Policy

The Company maintains an Incentive Compensation Recoupment Policy (the “Recoupment Policy”) pursuant to which executive officers may be required to forfeit or reimburse the Company for certain incentive-based compensation received in the event the Company is required to prepare an accounting restatement due to a material noncompliance with the financial reporting requirements under the securities laws. The Recoupment Policy is intended to comply with the requirements of the Nasdaq Stock Market and SEC rules and applies to incentive-based compensation that was received within three years preceding the date of an accounting restatement, subject to certain recovery conditions. In a recovery, the executive officer generally would be required to forfeit or reimburse the Company for amounts that exceed the amount that otherwise would have been received if the applicable incentive compensation had been determined based on the corrected, restated financial results. In addition, under this policy, if the Board or Compensation Committee determines that an employee engaged in any fraud or misconduct that was a contributing factor to the Company having to effect an accounting restatement, the Board or the Compensation Committee has the discretion to take such actions to remedy the misconduct, including, to the extent permitted by applicable law, in all appropriate cases, requiring reimbursement of any bonus or incentive compensation, cancelling restricted or deferred stock awards and outstanding stock options, and seeking reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; and (b) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

Effect of Restatement on Incentive-Based Compensation. As previously disclosed in the Company’s Form 8-K filed with the SEC on March 3, 2026 and in its Form 10-K for the fiscal year ended December 31, 2025, the Company restated its (i) audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023 and (ii) its unaudited consolidated financial statements for the quarters ended March 31, 2024, June 30, 2024, September 30, 2024, March 31, 2025, June 30, 2025 and September 30, 2025 (collectively, the “Restatement”) to reflect a change related to the consolidation of the Company’s Jamalco joint venture whereby the Company previously used the proportionate method of consolidation for certain of Jamalco’s net assets versus a full consolidation method.

In accordance with the Company’s Recoupment Policy, the Compensation Committee conducted a review to determine whether any Erroneously Awarded Compensation (as defined in the Recoupment Policy) was received by any of the Company’s executive officers during the applicable periods and, if so, the amount of such Erroneously Awarded Compensation. Based on this review, the Compensation Committee determined that no Erroneously Awarded Compensation was received by any of the Company’s executive officers during the applicable periods. In its review, the Compensation Committee considered whether incentive-based compensation related to the applicable periods was potentially recoverable under the Company’s Recoupment Policy because it was based on or derived from Company financial reporting measures. Such compensation included AIP awards as well as PSUs granted as part of each year’s LTIP grants. As part of its recovery analysis, the Committee reviewed and relied on information and analyses provided by management as well as, with respect to the PSUs, an analysis and report provided by a third-party financial consultant. Following its review, the Committee determined that no recovery was required pursuant to the Recoupment Policy as a result of the Restatement because (i) none of the financial reporting measures impacted by the Restatement related to any of the financial, operational or other metrics and criteria on which any part of the AIP awards granted to or received by the Company’s executive officers was based; and (ii) the absence of the corrected financial information ultimately reflected in the Restatement was not determined to have had the effect of inflating the Company’s stock price during the applicable periods to an extent that amounts earned under the PSUs upon achievement of relative TSR goals would have constituted Erroneously Awarded Compensation.

2026 Proxy Statement	43

Timing of Equity Awards

Generally, the Committee makes incentive pay decisions for our NEOs at regularly scheduled Committee and Board meetings the dates of which are typically predetermined one year in advance. Annual equity incentive awards are scheduled such that they are granted on January 1st of each year. In addition to the regular-cycle equity grants, the Committee may also make “off-cycle” grants of PSUs, RSUs or other equity awards at other times of the year, in connection with an employee’s hire, promotion, or for other reasons.

The Committee’s equity award granting practices prohibit timing or selecting grant dates of any stock options or stock-based awards in coordination with the release of material non-public information, which includes grant dates of equity awards for our executive officers and employees. The Committee historically has not used stock options or SARs as part of the Company’s executive compensation program; however, to the extent granted in the future, the exercise price of any stock options (or base price of any SARs) granted must equal the fair value of our common stock on the grant date. The Committee does not take into account material non-public information in order to enhance the value of an award when determining the timing or terms of any equity awards, nor does the Company time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During the year ended December 31, 2025, the Company did not grant any stock options or SARs.

Income Tax Consequences

Under Section 162(m) of the Code compensation paid to our covered executive officers (including performance-based compensation) in excess of $1 million is not deductible unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Historically, however, the deductibility of executive compensation has not been a significant goal or consideration in structuring the Company’s executive compensation programs.

Compensation Risk Assessment

The Committee annually reviews the relationship between the Company’s risk management policies and practices and the incentive compensation provided to the Company’s NEOs to confirm that the Company’s incentive compensation does not encourage unnecessary or excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Overall, the Committee believes the Company’s compensation programs are balanced and aligned with the long-term interests of our stockholders. Under the Company’s compensation structure, management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This incentivizes management to manage the Company for the long term and to avoid excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and the elements of compensation are similarly balanced among cash, RSUs (which do not contain any performance-based vesting requirements and settle in Company stock), and performance-based awards. With limited exceptions, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

The Committee annually reviews a comprehensive compensation risk assessment conducted independently by FW Cook. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on this assessment and the Committee’s review, the Committee believes that the Company’s executive compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

2026 Proxy Statement	44

COMPENSATION
COMMITTEE REPORT

We, the Compensation Committee of the Board of Century Aluminum Company, have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company’s management and based on such review and discussions, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in Century’s 2025 Annual Report on Form 10-K and Century’s 2026 Proxy Statement.

The Compensation Committee

Jarl Berntzen (Chair)	Jennifer Bush	Errol Glasser	Andrew Michelmore	Tamla Olivier

2026 Proxy Statement	45

COMPENSATION TABLES

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our NEOs for the years ended December 31, 2025, 2024 and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY(a)	BONUS(b)	STOCK AWARDS(c)	NON-EQUITY INCENTIVE PLAN COMPENSATION(d)	CHANGE IN PENSION VALUE AND NQ DEFERRED COMP EARNINGS(e)	ALL OTHER COMP(f)	TOTAL COMPENSATION
Jesse Gary President and Chief Executive Officer	2025	$980,385	—	$3,827,931	$1,636,800	$506,685	$214,451	$7,166,252
	2024	$908,077	$1,200,000	$4,119,891	$1,279,852	$345,985	$353,588	$8,207,393
	2023	$876,923	$2,390,000	$2,993,127	$1,109,790	$295,728	$351,951	$8,017,519

Peter Trpkovski Executive Vice President and Chief Financial Officer	2025	$418,846	—	$721,256	$381,420	—	$42,474	$1,563,996

Gunnar Gudlaugsson Executive Vice President, Global Operations	2025	$585,258	—	$895,768	$502,208	—	$1,107,376	$3,090,610
	2024	$520,475	—	$1,149,998	$447,682	—	$388,460	$2,506,615
	2023	$481,538	$120,000	$677,255	$379,974	—	$705,981	$2,364,748

John DeZee Executive Vice President and General Counsel	2025	$468,462	—	$555,491	$332,352	$147,223	$21,445	$1,524,973
	2024	$425,569	—	$575,606	$274,331	$112,879	$21,195	$1,409,580
	2023	$407,154	$85,000	$442,064	$407,154	$164,492	$20,445	$1,526,309

Robert Hoffman Senior Vice President, Chief Information Officer and Chief Accounting Officer	2025	$413,846	—	$300,885	$237,445	$29,435	$50,308	$1,031,919

Gerald Bialek Former Executive Vice President and Chief Financial Officer	2025	$133,269	—	$638,939	$70,521	—	$431,308	$1,274,037
	2024	$489,969	—	$873,449	$249,453	—	$32,790	$1,645,661
	2023	$469,000	—	$630,465	$309,118	—	$31,440	$1,440,023

(a)	Represents the amounts earned and paid for the applicable calendar year. Annual salary adjustments are generally effective in March.
(b)	For Mr. Gary, these amounts include (i) in 2024, $1,200,000 which represents the remaining cash portion of Mr. Gary’s CEO promotion award, granted in July 2021, which vested in 2024 and (ii) in 2023, a $590,000 Special Bonus plus $1,800,000 which represents the cash portion of Mr. Gary’s CEO promotion award, granted in July 2021, which vested in 2023. For all other NEOs the amounts in this column represent a special bonus paid in connection with 2023 performance.

2026 Proxy Statement	46

(c)	Represents the grant date fair value of RSUs and PSUs granted to the NEO in the respective fiscal year, which are calculated (i) in the case of PSUs, by multiplying the number of shares awarded (assuming a Target level of performance) by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of RSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant. All 2025 awards were granted as of January 1, 2025, and the amounts shown reflect the closing price of the Company’s common stock on December 31, 2024 (the last trading day prior to the date of grant) of $18.22. Assuming the highest level of performance for the PSUs granted in 2025, calculated by multiplying the closing price of the Company’s common stock on the grant date by the maximum number of shares that could be issued upon vesting of the PSUs granted, the value of such awards for our current NEOs would be as follows: Mr. Gary—$4,593,517; Mr. Trpkovski—$721,256; Mr. Gudlaugsson—$895,768; Mr. DeZee—$555,491; Mr. Hoffman—$300,885. For Mr. Bialek, the amounts shown in this column for his 2023, 2024 and 2025 LTI awards were forfeited upon his separation from the Company effective March 21, 2025.

(d)	Represents amounts earned under the AIP. Mr. Bialek separated from the Company effective March 21, 2025, and thus his 2025 AIP award was prorated for the number of days of employment in 2025.
(e)	Represents the change (increase) in the actuarial present value of accumulated retirement benefits plus any earnings on the Restoration Plan. For Mr. Gary, Mr. DeZee and Mr. Hoffman the actual change in actuarial pension value for 2025 was $10,250, $147,223 and $29,435, respectively. Additionally, Mr. Gary’s total includes $496,435 of investment earnings relating to the market performance of his Restoration Plan balance. The fluctuation in value year-over-year is primarily due to changes in the discount rate.
(f)	All other compensation details are shown in the table below:

NAME	RESTORATION PLAN(1)	DEFINED CONTRIBUTION PLANS(2)	SUPPLEMENTAL LIFE INSURANCE(3)	OTHER	TOTAL
Jesse Gary	$171,921	$42,000	$530	—	$214,451
Peter Trpkovski	—	$42,000	$474	—	$42,474
Gunnar Gudlaugsson	—	—	—	$1,107,376(4)	$1,107,376
John DeZee	—	$17,500	$3,945	—	$21,445
Robert Hoffman	—	$42,000	—	$8,308(5)	$50,308
Gerald Bialek	—	$31,500	—	$399,808(6)	$431,308

(1)	Company contributions under the Company’s Restoration Plan.
(2)	Company contributions under the Company’s 401(k) Plan.
(3)	Reflects premiums paid by the Company for supplemental life insurance benefits.
(4)	Reflects benefits and cost reimbursements associated with Mr. Gudlaugsson’s relocation to the United States while maintaining his residency in Iceland, including (i) private Iceland pension contributions totaling $1,049,038; (ii) U.S. and Iceland car allowance and vehicle payments totaling $18,135; (iii) U.S. housing costs of $40,203; and (iv) income tax-gross ups associated with U.S.-based compensation. A portion of the 2025-dollar value of certain benefits for Mr. Gudlaugsson reported herein have been converted from Icelandic Krona to U.S. dollars, using a 2025 average conversion rate of 0.0078.

(5)	Reflects payment due to a temporary assignment in Jamaica.
(6)	Reflects vacation payout of $38,077 and severance payments under the Company’s Executive Severance Plan of $361,731.

2026 Proxy Statement	47

GRANTS OF PLAN BASED AWARDS

The following table sets forth information regarding the long-term incentive awards granted to our NEOs in 2025.

				ESTIMATED FUTURE PAYOUTS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY			ALL OTHER STOCK
				UNDER NON-EQUITY INCENTIVE PLAN AWARDS			INCENTIVE PLAN AWARDS (# OF SHARES)			AWARDS: NUMBER OF	GRANT DATE FAIR VALUE
			GRANT							SHARES OF	OF STOCK
NAME			DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	STOCK	AWARDS(d)
	AIP(a)			$600,000	$1,200,000	$2,400,000
Jesse Gary	2025-2027	LTIP(b)	1/1/2025				63,029	126,057	252,114		$2,296,759
	2025-2027	LTIP(c)	1/1/2025							84,038	$1,531,172
	AIP(a)			$146,250	$292,500	$585,000
Peter Trpkovski	2025-2027	LTIP(b)	1/1/2025				3,023	6,046	12,092		$110,158
	2025-2027	LTIP(b)	3/20/2025				6,228	12,455	24,910		$250,470
	2025-2027	LTIP(c)	1/1/2025							6,046	$110,158
	2025-2027	LTIP(c)	3/20/2025							12,455	$250,470
	AIP(a)			$230,000	$460,000	$920,000
Gunnar Gudlaugsson	2025-2027	LTIP(b)	1/1/2025				12,291	24,582	49,164		$447,884
	2025-2027	LTIP(c)	1/1/2025							24,582	$447,884
	AIP(a)			$144,000	$288,000	$576,000
John DeZee	2025-2027	LTIP(b)	1/1/2025				7,622	15,244	30,488		$277,746
	2025-2027	LTIP(c)	1/1/2025							15,244	$277,746
	AIP(a)			$105,625	$211,250	$422,500
Robert Hoffman	2025-2027	LTIP(b)	1/1/2025				4,129	8,257	16,514		$150,443
	2025-2027	LTIP(c)	1/1/2025							8,257	$150,443
	AIP(a)			$160,875	$321,750	$643,500
Gerald Bialek	2025-2027	LTIP(b)	1/1/2025				8,767	17,534	35,068		$319,469
	2025-2027	LTIP(c)	1/1/2025							17,534	$319,469

(a)	Represents the threshold, target and maximum potential cash payments under the 2025 AIP. If the minimum performance criteria are not achieved for the threshold level, no cash payments are awarded. Potential payout at target level of performance for each of the NEO for 2025 ranged from 50% of base salary to 120% of base salary. See “Compensation Discussion and Analysis—2025 Compensation Program Details—2025 AIP Design and Metrics.” Actual amounts earned for 2025 are included in the Non-Equity Incentive Payments column of the Summary Compensation Table.

(b)	Represents the threshold, target and maximum number of shares issuable in respect of PSUs awarded to the NEOs under the 2025-2027 LTIP. If the minimum performance criteria are not achieved for the threshold level, no payments will be awarded.
(c)	Represents the number of shares issuable in respect of RSUs awarded to the NEO under the 2025-2027 LTIP.
(d)	Represents the grant date fair value of PSU and RSU awards, which are calculated (i) in the case of PSUs, by multiplying the target number of shares awarded by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of RSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant. For awards made with a grant date of January 1, 2025, the amounts shown reflect the closing price of the Company’s common stock on December 31, 2024 (the last trading day prior to the date of grant) of $18.22. For Mr. Trpkovski, these amounts also include 12,455 PSUs and 12,455 RSUs granted on March 20, 2025 in connection with his promotion to CFO at the grant price of $20.11.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards for the Company’s NEOs as of December 31, 2025.

		STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(a)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(a)
Jesse Gary
2024-2026 RSUs	135,746	$5,318,528
2025-2027 RSUs	84,038	$3,292,609
2024-2026 PSUs			203,619	$7,977,792
2025-2027 PSUs(c)			126,057
Peter Trpkovski
2024-2026 RSUs	11,841	$463,930
2025-2027 RSUs	18,501	$724,869
2024-2026 PSUs			11,841	$463,930
2025-2027 PSUs(c)			18,501	$724,869
Gunnar Gudlaugsson
2024-2026 RSUs	47,364	$1,855,722
2025-2027 RSUs	24,582	$963,123
2024-2026 PSUs			47,364	$1,855,722
2025-2027 PSUs(c)			24,582	$963,123
John DeZee
2024-2026 RSUs	23,707	$928,840
2025-2027 RSUs	15,244	$597,260
2024-2026 PSUs			23,707	$928,840
2025-2027 PSUs(c)			15,244	$928,820
Robert Hoffman
2024-2026 RSUs	14,472	$567,013
2025-2027 RSUs	8,257	$323,509
2024-2026 PSUs			14,472	$567,013
2025-2027 PSUs(c)			8,257	$323,509
Gerald Bialek(d)

(a)	Based on the closing price of the Company’s common stock of $39.18 on December 31, 2025, the last trading day of 2025.
(b)	Represents the target number of PSUs granted in 2024, which will vest at the end of the performance period, subject to the achievement of the requisite performance levels.
(c)	Represents the target number of PSUs granted in 2025, which will vest at the end of the performance period, subject to the achievement of the requisite performance levels. For additional details regarding this grant, see “Compensation Discussion and Analysis—Long-Term Incentive Plan (LTIP)—2025-2027 LTIP Design.” The grant-date fair value of such awards are included in the Stock Awards column of the Summary Compensation Table.
(d)	Mr. Bialek separated from the Company effective March 21, 2025, and forfeited each of his 2023-2025, 2024-2026 and 2025-2027 LTIP awards.

2026 Proxy Statement	49

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding shares of the Company’s common stock that were issued upon exercise of option awards and vesting of PSUs and RSUs during 2025 for each of our NEOs.

	OPTION AWARDS(a)		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING(b)	VALUE REALIZED ON VESTING(c)
NAME	(#)	($)	(#)	($)
Jesse Gary	—	—	585,453	$22,938,049
Peter Trpkovski	—	—	36,670	$1,246,583
Gunnar Gudlaugsson	—	—	124,191	$4,865,803
John DeZee	—	—	81,063	$3,176,048
Robert Hoffman	—	—	47,475	$1,860,071
Gerald Bialek(d)	—	—	—	—

(a)	No options were exercised during 2025.
(b)	Represent shares acquired in connection with the vesting of RSUs and PSUs awarded under the 2023-2025 LTIP which vested on December 31, 2025, except for Mr. Trpkovski whose total also include 9,280 RSUs which vested on February 7, 2025, in connection with a previously granted retention award.
(c)	Calculated based on the closing price of the Company’s common stock of $39.18 on December 31, 2025 (the vesting date), except for Mr. Trpkovski whose total also includes 9,280 shares that vested on February 7, 2025, and whose value is calculated based on the closing price of the Company’s common stock as of such date of $18.69.
(d)	Mr. Bialek separated from the Company effective March 21, 2025, and forfeited each of his 2023-2025, 2024-2026 and 2025-2027 LTIP awards.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

As discussed in the Compensation Discussion and Analysis section under the heading “Retirement Benefits,” we maintain a non-contributory defined benefit pension plan which we refer to as our Qualified Plan for our U.S.-based salaried employees who were employed prior to January 1, 2015, and who meet certain additional eligibility requirements, including at least one full year of service with the Company. Although closed to new participants, the Qualified Plan provides to its participants lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $32.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the Qualified Plan as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants’ pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning as early as age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.

2026 Proxy Statement	50

The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015, and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee’s contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee’s hire date. Employees of the Company who were aged 50 or older as of January 1, 2015, continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. Mr. Gary, Mr. DeZee and Mr. Hoffman were each employed by the Company prior to January 1, 2015, and participate in the Qualified Plan, however, only Mr. DeZee is eligible for future accruals under the Qualified Plan. Although Mr. Gudlaugsson was also employed by the Company prior to January 1, 2015, he does not participate in the Qualified Plan as he accrues an Icelandic pension and is not eligible to receive 401(k) employer contributions,

	2025 PENSION BENEFITS
NAME(a)	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE(b)	PRESENT VALUE OF ACCUMULATED BENEFIT
Jesse Gary	Qualified Plan	4.83	$102,337
John DeZee	Qualified Plan	17.33	$1,147,466
Robert Hoffman	Qualified Plan	10.08	$360,552

(a)	Both the Qualified Plan and the SERP were closed to new participants as of January 1, 2015 and, as a result, none of the NEOs other than Mr. Gary, Mr. DeZee and Mr. Hoffman are eligible for benefits under these plans.
(b)	Under the Qualified Plan, participants who were under the age of 50 as of January 1, 2015 are not eligible for future accruals. This includes all current participants other than Mr. DeZee.

Deferred Compensation

As discussed above under the heading “Retirement Benefits,” in 2015 we adopted the Restoration Plan which is a non-tax-qualified deferred compensation plan designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code. Of our NEOs, only Mr. Gary is a participant in the Restoration Plan and entitled to contributions of 9% of eligible compensation.

	NONQUALIFIED DEFERRED COMPENSATION
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY	COMPANY CONTRIBUTIONS IN LAST FY(a)	AGGREGATE EARNINGS (LOSS) IN LAST FY	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT DECEMBER 31, 2025
Jesse Gary	$0	$171,921	$668,356		$2,493,121

(a)	All amounts in this column are also reported as “All Other Compensation” in the Summary Compensation Table. The amounts reflected in this column are not credited to the account until the following year.

2026 Proxy Statement	51

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE-IN-CONTROL

Estimated Payments Upon Termination Due to Death, Disability or Retirement

In the event of termination due to death, disability or retirement after age 62 and for other reasons as approved by the Committee, a named executive officer would be entitled to a pro-rata portion of his or her earned AIP award for the year of termination. In addition, upon any such termination such executive’s then-outstanding LTIP awards would vest pro-rata based on the number of days of the plan period which have passed prior to termination, or in such greater amount as may be determined by the Committee in its discretion. The named executive officer’s pro-rata portion of his or her PSUs would be paid out after the end of the applicable performance period(s) on determination by the Committee of the extent to which the applicable performance measures have been achieved, except in the case of termination due to death, in which case the pro-rated award would be earned assuming a target level of performance and paid as soon as possible following such termination.

Estimated Payments Upon a Termination in Connection with a Qualifying Acquisition or Change in Control

Under the terms of our Executive Severance Plan, if one or more of an executive officer’s corporate titles is filled by, or greater than 50% of the executive officer’s responsibilities are assumed by, an employee of an acquired person, then upon termination of employment during an Acquisition Protection Period (defined below) either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either 0.5x, 1.0x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) of the executive’s base salary as of the date of termination; (ii) either 0.5x, 1.0x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) of the executive’s target annual incentive award for the year of termination (or, if greater, for the immediately preceding year); and (iii) a pro-rata portion of the executive’s target annual incentive award for the year of termination (or, if greater, for the immediately preceding year). The executive would also be entitled to receive a pro-rata portion of his or her outstanding LTIP awards paid at target. The Executive Severance Plan defines an Acquisition Protection Period as the 6 months preceding and the 24 months following the date of any acquisition by the Company of securities representing 50% or more of the combined voting power or the assets or employees of another entity.

Upon termination of employment during a Change in Control Protection Period (defined below), such named executive officer would be entitled to receive termination payments equal to: (i) 1.0x, 1.5x, or 2.0x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) the sum of (y) the executive’s base salary as of the date of termination (or, if greater, the executive’s base salary for the year immediately preceding the Change in Control) and (z) the executive’s target annual incentive award for the year of termination (or, if greater, for the year immediately preceding the Change in Control); and (ii) a pro-rata portion of the executive’s target annual incentive award for the year of termination (or, if greater, for the year immediately preceding the Change in Control). Upon termination of employment during a Change in Control Protection Period, the executive would also be entitled to receive all of his or her outstanding LTIP awards paid out at target. The Executive Severance Plan defines a Change in Control Protection Period as the 6 months preceding and the 24 months following the date of any “change in control” of the Company (as defined in the Executive Severance Plan). Mr. Gary became a Tier 1 participant in the Executive Severance Plan effective July 1, 2021. All of the Company’s other NEOs who were executive officers as of December 31, 2023, have been approved by the Committee as Tier 2 participants in the Executive Severance Plan, with the exception of Mr. Aboud who is a Tier 3 Participant in the Executive Severance Plan.

Estimated Payments Upon Termination for Other Reasons

Under the terms of our Executive Severance Plan, upon a termination of employment outside of a Change in Control Protection Period or an Acquisition Protection Period either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either ..5x, 1x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) the executive’s base salary as of the date of termination; and (ii) a pro-rata portion of the executive’s annual incentive award for the year of termination; provided that no amounts are payable under the Executive Severance Plan in the event of termination of employment due to death or disability. In the event of termination of employment for any reason other than due to death, disability, retirement or for “cause” or “good reason” outside of an Acquisition Protection Period or a Change in Control Protection Period, all outstanding options and unvested LTIP awards are forfeited.

2026 Proxy Statement	52

Additional Retirement Benefits

In the event of termination of employment for any reason, such named executive officer would be entitled to receive his or her accrued benefits under the Qualified Plan, the Restoration Plan and the SERP. These benefits are further described above under the captions “Retirement Benefits” and “Post-Employment Compensation.”

409A and Other Tax Considerations

Any amounts payable to each officer by reason of his or her termination of employment that are determined to constitute payments of “nonqualified deferred compensation,” as that term is used for purposes of Section 409A of the Code, shall be payable, together with interest thereon, on the first business day after the expiration of six months from his or her termination of employment. The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual’s annualized includible compensation for the base period, as defined in the Code. Pursuant to the terms of the Executive Severance Plan, certain payments may be subject to reduction if such payments result in the imposition of an excise tax. The amounts set forth in the “Potential Payments and Benefits upon Termination or Change-in-Control” table below exclude the effects of any excise tax reduction.

Estimated Payments Tables

The following tables set forth the amount of compensation payable to each of our current named executive officers upon termination in connection with a change of control or qualifying acquisition, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement (assuming each officer is retirement eligible) and voluntary resignation. The amounts shown assume a termination effective date of December 31, 2025. Actual payable amounts can only be determined at the time of termination. Values shown for Mr. Bialek reflect actual amounts payable upon his separation from the Company on March 21, 2025.

JESSE GARY
				MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	1,500,000	—	—	—	—	2,000,000	1,500,000
Bonus(a)	—	1,636,800	—	1,636,800	1,636,800	1,636,800	4,910,400	4,092,000
Qualified
Retirement	102,337	102,337	102,337	102,337	102,337	51,169	102,337	102,337
Benefits(b)
Nonqualified
Retirement	2,493,121	2,493,121	2,493,121	2,493,121	2,493,121	2,493,121	2,493,121	2,493,121
Benefits(c)
RSUs(d)	—	—	—	4,643,222	4,643,222	4,643,222	8,611,137	4,643,222
PSUs(e)	—	—	—	6,964,833	6,964,833	6,964,833	12,916,706	6,964,833
Promotion
Cash and	—	—	—	—	—	—	—	—
TVSU Award
Insurance Continuation	—	49,404	—	—	—	—	65,872	49,404
Total	2,595,458	5,781,662	2,595,458	15,840,312	15,840,312	15,789,144	31,099,572	19,844,916

2026 Proxy Statement	53

PETER TRPKOVSKI
				MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	450,000	—	—	—	—	675,000	450,000
Bonus(a)	—	381,420	381,420	381,420	381,420	381,420	953,550	762,840
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
RSUs(d)	—	—	—	550,910	550,910	550,910	1,188,800	550,910
PSUs(e)	—	—	—	550,910	550,910	550,910	1,188,800	550,910
Insurance Continuation	—	32,753	—	—	—	—	49,130	32,753
Total	—	864,173	381,420	1,483,240	1,483,240	1,483,240	4,055,279	2,347,413

GUNNAR GUDLAUGSSON
				MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	590,000	—	—	—	—	675,000	590,000
Bonus(a)	—	502,208	—	502,208	502,208	502,208	1,255,520	1,004,416
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
RSUs(d)	—	—	—	1,558,189	1,558,189	1,558,189	2,818,844	1,558,189
PSUs(e)	—	—	—	1,558,189	1,558,189	1,558,189	2,818,844	1,558,189
Insurance Continuation	—	22,840	—	—	—	—	34,259	22,840
Total	—	1,115,048	—	3,618,585	3,618,585	3,618,585	7,602,468	4,733,633

2026 Proxy Statement	54

JOHN DEZEE
				MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	480,000	—	—	—	—	720,000	480,000
Bonus(a)	—	332,352	—	332,352	332,352	332,352	830,880	664,704
Qualified Retirement Benefits(b)	1,147,466	1,147,466	1,147,466	1,147,466	1,147,466	1,147,466	1,147,466	1,147,466
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
RSUs(d)	—	—	—	818,313	818,313	818,313	1,526,100	818,313
PSUs(e)	—	—	—	818,313	818,313	818,313	1,526,100	818,313
Insurance Continuation	—	20,749	—	—	—	—	31,123	20,749
Total	1,147,466	1,980,567	1,147,466	3,116,445	3,116,445	3,116,445	5,781,669	3,949,546

ROBERT HOFFMAN
				MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	211,250	—	—	—	—	422,500	211,250
Bonus(a)	—	237,445	—	237,445	237,445	237,445	—	356,168
Qualified Retirement Benefits(b)	360,552	360,552	360,552	360,552	360,552	180,276	360,552	360,552
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
RSUs(d)	—	—	—	485,845	485,845	485,845	—	485,845
PSUs(e)	—	—	—	485,845	485,845	485,845	—	485,845
Insurance Continuation	—	10,433	—	—	—	—	20,867	10,433
Total	360,552	819,680	360,552	1,569,687	1,569,687	1,389,411	803,919	1,910,093

2026 Proxy Statement	55

GERALD BIALEK
MANNER OF DEPARTURE
		BY COMPANY						FOLLOWING A
		WITHOUT						QUALIFYING
		CAUSE OR BY					FOLLOWING	ACQUISITION
COMPENSATION		OFFICER WITH	BY COMPANY				A CHANGE IN	BY THE
ELEMENT	VOLUNTARY	GOOD REASON	WITH CAUSE	RETIREMENT	DISABILITY	DEATH	CONTROL	COMPANY
Salary	—	495,000	—	—	—	—	—	—
Bonus(a)	—	70,521	—	—	—	—	—	—
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
RSUs(d)	—	—	—	—	—	—	—	—
PSUs(e)	—	—	—	—	—	—	—	—
Insurance Continuation	—	33,956	—	—	—	—	—	—
Total	—	599,477	—	—	—	—	—	—

(a)	Other than for Mr. Bialek, amounts shown are based on actual earned 2025 AIP as of year-end except under the change in control and qualifying acquisition scenarios, which are based on values assuming target payout under the 2025 AIP. For Mr. Bialek, reflects actual 2025 AIP award prorated for the number of days Mr. Bialek was employed during 2025.
(b)	Represents the actuarial calculated present value of benefits under our Qualified Plan. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), or to a surviving spouse as an annuity in the event of the executive’s death. Because the Qualified Plan was closed to new participants as of January 1, 2015, Mr. Bialek, and Mr. Aboud were not eligible for benefits under this plan. Mr. Gudlaugsson does not participate in the Qualified Plan as a non-U.S. based employee.
(c)	Represents the vested balance of deferred retirement benefits under our Restoration Plan. Amounts shown may be paid in a lump sum or installments over a period of 2-10 years as elected by the participant.
(d)	Represents the value of RSUs under the 2024-2026 LTIP and 2025-2027 LTIP. RSUs vest on a pro-rated basis on termination due to retirement, disability, death or termination of employment in connection with a qualifying acquisition and at 100% of target following termination of employment in connection with a change in control. Value is based on our closing stock price of $39.18 on December 31, 2025.
(e)	Represents the value of PSUs under the 2024-2026 LTIP and 2025-2027 LTIP assuming target level achievement. PSUs vest on a pro-rated basis on termination due to retirement, disability, death or a qualifying acquisition and at 100% of target following a change in control. PSUs awarded under the 2024-2026 LTIP and 2025-2027 LTIP are equity-based awards and were valued based on our closing stock price of $39.18 on December 31, 2025.

2026 Proxy Statement	56

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Mr. Gary, our CEO, to the annual total compensation of our median employee. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The values for 2025, our last completed fiscal year, are as follows:

•	annual total compensation for our CEO as reported in the 2025 Summary Compensation Table of $7,166,251; and

•	annual total compensation for our median employee of $88,990.

Accordingly, the ratio of Mr. Gary’s annual total compensation to our median employee’s total compensation for 2025 was 81:1.

In early 2025 we identified a new median employee for purposes of calculating the 2024 CEO Pay Ratio Disclosure. In determining this median employee, we examined taxable compensation for all individuals who were employed by us on November 1, 2024, excluding Mr. Gary, our CEO on that date. We included all employees of the Company and our consolidated subsidiaries, whether employed on a full-time, part-time, or seasonal basis; whether located in the U.S. or abroad; and without regard to whether the employees are salaried or hourly. We did not make any material assumptions, adjustments, or estimates with respect to taxable compensation or in identifying the median employee, and we did not annualize the compensation for any full-time or permanent part-time employees that were employed by us for all of 2024. We believe the use of annual taxable compensation for all employees is a consistently applied compensation measure.

Consistent with the SEC rules, we elected to use the previously determined median employee as described above. In calculating the 2025 annual total compensation for such employee, we used the same methodology as was used to calculate the total compensation of our CEO as reported in the 2025 Summary Compensation Table in this proxy statement.

The SEC rules for identifying the median employee and in calculating the pay ratio allow companies to adopt a variety of methodologies, exclusions and assumptions. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

2026 Proxy Statement	57

PAY VS. PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding the relationship between compensation for our principal executive officer (“PEO”) and average compensation for our non-PEO named executive officers (“Non-PEO NEOs”) and certain measures of Company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							VALUE OF
							INITIAL FIXED
							$100
							INVESTMENT
			SUMMARY		AVERAGE		BASED ON:(c)
	SUMMARY		COMPENSATION	COMPENSATION	SUMMARY	AVERAGE
	COMPENSATION	COMPENSATION	TABLE TOTAL	ACTUALLY	COMPENSATION	COMPENSATION
	TABLE TOTAL	ACTUALLY PAID	FOR PEO	PAID TO PEO	TABLE TOTAL	ACTUALLY PAID		PEER	GAAP	RELATIVE TSR
	FOR PEO	TO PEO JESSE	MICHAEL	MICHAEL	FOR NON-PEO	TO NON-PEO		GROUP	NET	(AS % OF
	JESSE GARY(a)	GARY(a,b,c)	BLESS(a)	BLESS(a,b)	NEOS(a)	NEOS(a,b)	TSR	TSR	INCOME	AVG. TSR
YEAR	($)	($)	($)	($)	($)	($)	($)	($)	($ MILLIONS)	COMPARATORS)(d)
2025	7,166,252	32,052,701			1,697,107	3,705,102	355	241	40	101.9%
2024	8,207,393	17,095,298			1,647,834	3,408,622	165	169	319	167.2%
2023	8,017,519	13,814,257			1,559,454	2,373,631	110	151	(43)	151.7%
2022	8,193,535	1,563,282			840,747	93,714	74	199	(14)	64.3%
2021	5,440,308	6,360,209	4,217,895	4,617,882	1,084,929	1,099,028	150	259	(167)	71.9%

(a)	Jesse Gary was our PEO in 2021, 2022, 2023, 2024, and 2025, and Michael Bless was our PEO for a portion of 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2025	2024	2023	2022	2021
Peter Trpkovski	Gunnar Gudlaugsson	Gunnar Gudlaugsson	Craig Conti	Craig Conti
Gunnar Gudlaugsson	John DeZee	John DeZee	Michelle Harrison	Michelle Harrison
John DeZee	Gerald Bialek	Gerald Bialek	Gunnar Gudlaugsson	John Hoerner
Robert Hoffman	Matthew Aboud	Matthew Aboud	John DeZee	Gunnar Gudlaugsson
Gerald Bialek			Gerald Bialek	John DeZee
Matthew Aboud

(b)	The amounts shown for Compensation Actually Paid have been calculated as required by and in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned, realized, or received by the Company’s NEOs. Compensation Actually Paid reflects total compensation as disclosed in the applicable Summary Compensation Table as adjusted to exclude and include certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR JESSE GARY ($)	EXCLUSION OF STOCK AWARDS FOR JESSE GARY ($)	INCLUSION OF EQUITY VALUES FOR JESSE GARY ($)	LESS CHANGE IN PENSION VALUE REPORTED IN SUMMARY COMPENSATION TABLE	PLUS PENSION SERVICE COST FOR SERVICES RENDERED DURING THE YEAR	COMPENSATION ACTUALLY PAID TO JESSE GARY ($)
2025	7,166,252	(3,827,931)	29,221,065	(506,685)	0	32,052,701
2024	8,207,393	(4,119,891)	13,353,781	(345,985)	0	17,095,298
2023	8,017,519	(2,993,127)	9,085,593	(295,728)	0	13,814,257
2022	8,193,535	(2,818,363)	(3,811,890)	0	0	1,563,282
2021	5,440,308	(4,074,372)	4,994,273	0	0	6,360,209

2026 Proxy Statement	58

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR MICHAEL BLESS ($)	EXCLUSION OF STOCK AWARDS FOR MICHAEL BLESS ($)	INCLUSION OF EQUITY VALUES FOR MICHAEL BLESS ($)	LESS CHANGE IN PENSION VALUE REPORTED IN SUMMARY COMPENSATION TABLE	PLUS PENSION SERVICE COST FOR SERVICES RENDERED DURING THE YEAR	COMPENSATION ACTUALLY PAID TO MICHAEL BLESS ($)
2021	4,217,895	(2,962,736)	3,362,723	0	0	4,617,882

YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE EXCLUSION OF STOCK AWARDS FOR NON-PEO NEOS ($)	AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)	LESS CHANGE IN PENSION VALUE REPORTED IN SUMMARY COMPENSATION TABLE	PLUS PENSION SERVICE COST FOR SERVICES RENDERED DURING THE YEAR	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)
2025	1,697,107	(622,468)	2,655,742	(35,332)	10,052	3,705,102
2024	1,647,834	(755,254)	2,530,568	(28,220)	13,693	3,408,622
2023	1,559,454	(512,191)	1,354,859	(41,123)	12,633	2,373,631
2022	840,747	(270,785)	(488,552)	0	12,305	93,714
2021	1,084,929	(473,163)	476,392	(16,691)	27,561	1,099,028

The amounts in the Exclusion of Stock Awards columns in the table above are the totals from the Stock Awards column set forth in the applicable Summary Compensation Table. The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR JESSE GARY ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR JESSE GARY ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR JESSE GARY ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR JESSE GARY ($)	TOTAL—INCLUSION OF EQUITY VALUES FOR JESSE GARY ($)
2025	8,414,262	8,535,708	12,271,095	0	29,221,065
2024	7,419,876	3,559,554	2,374,350	0	13,353,781
2023	7,107,399	1,406,818	571,375	0	9,085,593
2022	647,705	(2,040,936)	(2,418,659)	0	(3,811,890)
2021	4,446,510	(35,970)	583,734	0	4,994,273

YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR MICHAEL BLESS ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR MICHAEL BLESS ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR MICHAEL BLESS ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR MICHAEL BLESS ($)	TOTAL—INCLUSION OF EQUITY VALUES FOR MICHAEL BLESS ($)
2021	2,576,583	(360,778)	1,146,918	0	3,362,723

2026 Proxy Statement	59

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOS ($)	TOTAL—AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)
2025	1,062,809	1,263,603	632,095	(302,765)	2,655,742
2024	1,700,254	584,083	246,231	0	2,530,568
2023	1,140,219	150,979	63,661	0	1,354,859
2022	78,887	(129,822)	(305,583)	(132,033)	(488,552)
2021	338,488	(8,489)	146,393	0	476,392

(c)	The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Aluminum (Sector) Index (“Dow Jones U.S. Aluminum Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Dow Jones U.S. Aluminum Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(d)	We determined Relative TSR, which is the Company’s TSR as a percentage of the average TSR of an industry peer group comprised of aluminum companies, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025 because this is the primary performance metric in the PSU program, which at target was the largest element of pay for the PEO in 2025. We may determine a different financial performance measure to be the most important financial performance measure in future years. We refer you to the section of this proxy statement titled “Compensation Discussion and Analysis” for a discussion of the industry peer group.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

a. Relative TSR (as % of Avg. TSR Comparators)
b. Controllable Costs
c. Shipment Volume

2026 Proxy Statement	60

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR for each of the five most recently completed fiscal years. The chart also provides a comparison of the Company’s TSR and Peer Group TSR.

CAP Versus TSR 2021-2025
Indexed Total Shareholder Return
Compensation Actually Paid ($ Mil.)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$35
$30
$25
$20
$15
$10
$5
$0
$4.62
$6.36
$1.10
$1.56
$0.09
$13.81
$2.37
$17.10
$3.41
$32.05
$3.71
2021
2022
2023
2024
2025
CAP to Bless
CAP to Gary
Avg. NEO CAP
Century TSR
Dow Jones U.S. Aluminum TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEOs, and our Net Income for each of the five most recently completed fiscal years.

CAP Versus GAAP Net Income 2021-2025
$320
$240
$160
$80
$0
-$80
-$160
-$240
-$320
GAAP Net Income ($ Mil.)
$35
$28
$21
$14
$7
$0
-$7
-$14
-$21
-$28
-$35
Compensation Actually Paid ($ Mil.)
$4.62
$6.36
$1.10
($167)
$1.56
$0.09
($14)
$13.81
$2.37
($43)
$319
$17.10
$3.41
$32.05
$40
$3.71
2021
2022
2023
2024
2025
CAP to Bless
CAP to Gary
Avg. NEO CAP
GAAP Net Income

2026 Proxy Statement	61

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Relative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEOs, and Relative TSR (as % of Avg. TSR Comparators) for each of the five most recently completed fiscal years.

CAP Versus Relative TSR 2021-2025

180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
CENX % of Avg. of TSR Comparators
$35
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($ Mil.)
71.9%
64.3%
151.7%
167.2%
101.9%
$4.62
$6.36
$1.10
$1.56
$0.09
$13.81
$2.37
$17.10
$3.41
$32.05
$3.71
2021
2022
2023
2024
2025
CAP to Bless
CAP to Gary
Avg. NEO CAP
Relative TSR (as a % of Avg. Comparators)

2026 Proxy Statement	62

Other Important Matters

64

Stock Ownership of Certain Beneficial Owners

65

Stock Ownership of Directors and Executive Officers

66

Delinquent Section 16(a) Reports

Transactions with Related Parties in 2025

67

68

69

Non-GAAP Financial Measures

70

Questions & Answers

2026 Proxy Statement	63

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock, as of the dates noted below, by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of the Company’s common stock. The percent of class shown below is based on 98,974,047 shares of common stock outstanding as of April 17, 2026.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(a)	PERCENT OF CLASS (%)
Glencore AG(b)	29,690,702	30.0
BlackRock, Inc.(c)	8,518,703	8.6

(a)	Each entity has sole voting and dispositive power, except as otherwise indicated.
(b)	Based on information set forth in a Schedule 13D/A and a Form 4 filed on March 4, 2026 by Glencore AG, Glencore International AG and Glencore plc (collectively, “Glencore”). The shares reported as beneficially owned by Glencore include 17,505,947 shares held directly by Glencore International AG and 12,184,755 shares held directly by Glencore AG, as reported in its Form 4. Each of Glencore International AG and Glencore plc shares the power to vote and direct the voting of and to dispose or to direct the disposition of the 29,690,702 shares of common stock reported as beneficially owned, and Glencore AG shares the power to vote and direct the voting of and to dispose or to direct the disposition of 12,184,755 shares beneficially owned.
(c)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on April 17, 2025, by BlackRock, Inc. (“Blackrock”). Of the shares Blackrock reported it beneficially owned, Blackrock reported sole voting power over 8,452,746 shares, sole dispositive power over 8,518,703 shares and shared voting and shared dispositive power over none of the shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

2026 Proxy Statement	64

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 17, 2026 (unless otherwise noted in the footnotes below) by: (i) each of our current directors, (ii) each of the Company’s named executive officers, and (iii) all of the Company’s directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 98,974,047 shares outstanding at the close of business on April 17, 2026. The number of shares and percentage of common stock beneficially owned includes: (i) any common stock that may be acquired upon the exercise of stock options held by that person that are currently exercisable or exercisable within 60 days of April 17, 2026 and (ii) share units that will vest within 60 days of April 17, 2026, to be outstanding. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person. Our directors or executive officers did not (individually or as a group) beneficially own more than 1% of our outstanding common stock.

The address of all persons listed below is c/o Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

NAME(a)	TOTAL SHARES BENEFICIALLY OWNED (#)		PERCENTAGE OF CLASS BENEFICIALLY OWNED (%)
Andrew Michelmore	89,089		*
Jarl Berntzen	208,951	(b)	*
Jennifer Bush	46,872	(c)	*
Jesse Gary	142,580	(e)	*
Errol Glasser	118,697	(f)	*
Wilhelm van Jaarsveld	—	(g)	*
Tamla Olivier	29,673	(h)	*
Gerald Bialek	—	(i)	*
Gunnar Gudlaugsson	48,823		*
John DeZee	48,875		*
Peter Trpkovski	20,295		*
Robert Hoffman	28,792		*
All Directors, Director Nominees and Executive Officers as a Group (15 persons)	833,683		*

*	Indicates less than 1% ownership.
(a)	Each individual has sole voting and dispositive power except as otherwise noted.
(b)	Includes 107,786 RSUs the settlement of which has been deferred until the termination of Mr. Berntzen’s service on the Board.
(c)	Includes 7,778 unvested RSUs which will vest on June 15, 2026, the date of our annual meeting.
(e)	Includes 142,580 shares held in a self-settled, revocable trust for which Mr. Gary serves as trustee.
(f)	Includes 115,202 RSUs the settlement of which has been deferred until the termination of Mr. Glasser’s service on the Board.
(g)	Excludes both (i) 7,505,947 shares of common stock owned by Glencore AG and (ii) 36,005,947 shares of common stock owned by Glencore, for which Mr. van Jaarsveld serves as the Asset and Investment Manager of the Aluminum and Alumina Department.
(h)	Includes 7,778 unvested RSUs which will vest on June 15, 2026, the date of our annual meeting.
(i)	Reflects shares beneficially owned as of March 21, 2025, the date of Mr. Bialek’s separation from the company.

2026 Proxy Statement	65

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons owning more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Based on our review of Forms 3 and 4 filed with the SEC, we believe that all of our directors and officers have complied with the reporting requirements of Section 16(a).

INSIDER TRADING POLICIES AND PRACTICES

The Company maintains an Insider Trading Policy governing purchases, sales and other transactions in Company securities by its directors, officers, employees and certain other covered persons, and has implemented processes and practices with respect to Company transactions in its securities, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. A copy of the Company’s insider trading policy has been filed as Exhibit 19.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

TRANSACTIONS WITH RELATED PARTIES IN 2025

Transactions with Glencore

All transactions with Glencore, our largest stockholder, are subject to our Statement of Policy Regarding Related Party Transactions described above under “Related Party Transactions Policy” and are approved by the Audit Committee or by a special committee comprised solely of independent directors.

Sales of Primary Aluminum

For the year ended December 31, 2025, we derived approximately 54.0% of our consolidated sales from Glencore.

Glencore purchases aluminum produced at our U.S. smelters at prices based on the LME plus the Midwest regional delivery premium plus any additional market-based product premiums. Glencore purchases aluminum produced at our Grundartangi, Iceland smelter at prices based on the LME plus the European Duty Paid premium plus any additional market-based product premiums.

Sales of Alumina

We have entered into agreements with Glencore pursuant to which we sell alumina at market-based prices. For the year ended December 31, 2025, we recorded $206.6 million of revenue related to alumina sales to Glencore.

Raw Material Purchases

We purchase a portion of our alumina and certain other raw material requirements from Glencore. Alumina purchases from Glencore during 2025 were priced based on published alumina and aluminum indices as well as fixed prices.

Financial Contracts

From time to time, we enter into certain financial contracts with Glencore.

2026 Proxy Statement	66

Summary

A summary of the aforementioned related party transactions for the years ended December 31, 2025, 2024 and 2023 is as follows:

	YEAR ENDED DECEMBER 31, (IN MILLIONS)
	2025	2024	2023
Net sales to Glencore	$1,365.5	$1,312.1	$1,612.1
Purchases from Glencore (including settlements of financial contract positions)	$294.0	$277.9	$181.4

Vlissingen Facility Agreement

On December 9, 2022, our subsidiary Century Aluminum Vlissingen B.V. (“Vlissingen”) entered into a $90 million Facility Agreement with Glencore International AG, which was amended and extended on October 1, 2024 (as amended, the “Vlissingen Credit Facility). The availability period for borrowings under the Vlissingen Credit Facility was extended by two years and now ends on December 2, 2026. Pursuant to the terms of the Vlissingen Credit Facility, Vlissingen may borrow from time to time up to $90 million in one or more loans at either (i) a fixed interest rate equal to 8.75% per annum (the “Fixed Rate”), or (ii) a variable interest rate equal to the 1-month SOFR rate plus 3.687 percentage points, subject to an absolute maximum level of 9.00% and an absolute minimum level of 7.00% (the “Variable Rate”). The Fixed Rate is only applicable to borrowings made on or before December 1, 2024, after which the Variable Rate shall apply to all borrowings under the Vlissingen Credit Facility. Borrowings under the Vlissingen Credit Facility are expected to be used for general corporate and working capital purposes of Century and its subsidiaries. As of December 31, 2025, there were no outstanding borrowings under the Vlissingen Credit Facility.

Carbon Credit Repurchase Agreement

On September 28, 2023, our wholly owned subsidiary Nordural Grundartangi ehf (“Grundartangi”), entered into a structured repurchase arrangement with an affiliate of Glencore pursuant to which it sold 390,000 European Union Allowances (“Carbon Credits”) at a price of €82.18 per Carbon Credit, for an aggregate amount of €32.1 million (the “Original Carbon Credit Agreement”). Pursuant to the terms of the Original Carbon Credit Agreement, Grundartangi was to repurchase the same number of Carbon Credits at a price of €83.72 per Carbon Credit, for an aggregate amount of €32.7 million. The Original Carbon Credit Agreement was amended in December 2023, March 2024, August 2024 and December 2024, in each case to extend the repurchase window and increase the repurchase price (collectively, the “Amended Carbon Credit Agreement”). The Amended Carbon Credit Agreement (i) settled 19,300 Carbon Credits, (ii) extended the repurchase window from December 2024 to August 2025, for the remaining 370,700 Carbon Credits, and (iii) revised the repurchase price to €69.16 per Carbon Credit, for an aggregate amount of €25.6 million. In August 2025, all 370,700 Carbon Credits subject to the Amended Carbon Credit Agreement were settled in full.

MATTERS RAISED AT THE 2026 ANNUAL MEETING NOT INCLUDED IN THIS STATEMENT

As of the date of this proxy statement, the Board does not know of any other matters which may come before the 2026 Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4 under the Exchange Act. If any other matters properly come before the 2026 Annual Meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the person(s) named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Sodali & Co has been retained to assist in the solicitation of proxies for a total fee of $10,000, which includes reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

2026 Proxy Statement	67

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING

Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2027 should be addressed to the Company’s Corporate Secretary, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 and must be received by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2027 Annual Meeting is not held more than 30 days from the first anniversary of the 2026 Annual Meeting, the applicable deadline will be December 29, 2026). In addition, the Company’s Bylaws currently require that for director nominations and any other business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in the Company’s proxy statement, the stockholder must give written notice of his or her intention to propose such nominations or business to our Corporate Secretary, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than the close of business on the 90th day (March 17, 2027) prior and no later than the close of business on the 60th day (April 16, 2027) prior to the first anniversary of our prior year’s Annual Meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In certain circumstances, different notice periods may apply; anyone seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.

Notice of stockholder proposals and nominations of director candidates must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by our Bylaws, which includes, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder (including any derivatives, short interests or other similar instruments held by the stockholder), (iv) any material interest of the stockholder in such proposal or any arrangements entered into with third parties with respect to such proposal and (v) any other information relating to such stockholder and each director nominee, as applicable, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies. The Bylaws further provide that the Chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures. Any stockholder seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein. In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees also must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC (without exhibits). Requests should be made to Office of the General Counsel, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

2026 Proxy Statement	68

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a non-GAAP financial measure that management uses to evaluate Century’s financial performance. Management believes that this non-GAAP financial measure enhances stockholders’ overall understanding of Century’s performance and investors’ ability to review Century’s business from the same perspective as management. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

TWELVE MONTHS ENDED DECEMBER 31, 2025 (MILLIONS)
Net income attributable to Century stockholders	$41.8
Add: Net loss attributable to noncontrolling interests	$(26.0)
Net income	$15.8
Interest expense—affiliates	$5.8
Interest expense—non affiliates	$41.9
Interest income	$(9.2)
Net loss on forward and derivative contracts	$94.7
Loss on early extinguishment of debt	$7.7
Other expense—net	$14.5
Income tax benefit	$(13.1)
Operating income	$158.1
Depreciation, depletion, and amortization	$93.5
Lower of cost or NRV inventory adjustment	$10.5
Share-based compensation	$47.0
Iceland equipment failure	$46.6
Jamalco hurricane impact	$10.4
Iceland inventory adjustment	$18.1
Hawesville inventory write-down	$9.9
Iceland casthouse inefficiency	$4.4
Sebree river lock closure	$0.8
Sebree storm damage repairs	$1.1
Mt. Holly restart	$8.5
Mt. Holly emergency energy charges	$4.5
Adjusted EBITDA	$413.4
Less: Adjusted EBITDA attributable to noncontrolling interests	$(11.7)
Adjusted EBITDA attributable to Century stockholders	$425.1

2026 Proxy Statement	69

QUESTIONS & ANSWERS

Q:	When and where will the 2026 Annual Meeting be held?
A:	The 2026 Annual Meeting is being held on June 15, 2026, at 8:30 a.m. Central Time, at 1 South Wacker Drive, Mezzanine, Chicago, Illinois 60606.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 17, 2026, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.
Q:	Who is entitled to vote and how many votes do I have?
A:	You may vote prior to or at the 2026 Annual Meeting if you owned shares of our common stock at the close of business on April 17, 2026. Each stockholder is entitled to one vote for each share of common stock held.
Q:	How many shares are available to vote in the Annual Meeting?
A:	On April 17, 2026, the record date for the 2026 Annual Meeting, there were 98,974,047 shares of Century common stock outstanding.
Q:	What constitutes a quorum for the meeting?
A:	The holders of a majority of the outstanding shares of Century’s common stock will constitute a quorum for the transaction of business at the 2026 Annual Meeting. Only shares of Century common stock that are present at the 2026 Annual Meeting, either in person or represented by proxy will be counted for purposes of determining whether a quorum exists at the meeting. Proxies properly received but marked with abstentions, as well as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing quorum.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner in “street name”?
A:	Most of our stockholders hold their shares in “street name” through a bank, broker or other holder of record rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in “street name.”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2026 Annual Meeting.
Beneficial Owner. If your shares are held in a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name.” The Notice is being forwarded to you by your bank, broker or other holder of record, who is considered to be the stockholder of record for those shares. As the beneficial owner, you have the right to direct your bank, broker or other holder of record on how to vote. Your bank, broker or other holder of record has provided a voting instruction card for you to use in directing it as to how to vote your shares.

2026 Proxy Statement	70

Q:	How do I vote?
A:	There are four ways that you can vote your shares:
Internet. The website for voting prior to the 2026 Annual Meeting is http://www.ProxyVote.com. To vote on the Internet, please follow the instructions provided in the Notice and have the Notice available when accessing the Internet. The voting system is available 24 hours a day, seven days a week. The deadline for voting online is 11:59 p.m. Eastern Time on Sunday, June 14, 2026. If you hold your shares in a Century 401(k) plan, the deadline for voting online is 11:59 p.m. Eastern Time on Wednesday, June 10, 2026.
Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903. This is a toll-free number available 24 hours a day, seven days a week. The deadline for voting by phone is 11:59 p.m. Eastern Time on Sunday, June 14, 2026. If you hold your shares in a Century 401(k) plan, the deadline for voting by phone is 11:59 p.m. Eastern Time on Wednesday, June 10, 2026.
Mail. To vote by mail, please follow the instructions on your proxy card and proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials. If you mail your proxy card, we must receive it before 6:00 p.m. Eastern Time on Friday, June 12, 2026.
In Person. If you are the stockholder of record, you may vote by attending the 2026 Annual Meeting on Monday, June 15, 2026 at 8:30 a.m., Central Time, at 1 South Wacker Drive, Mezzanine, Chicago, Illinois 60606. If your shares are held in “street name” (i.e., you hold your shares in a brokerage account or through a bank or other nominee), you must obtain a copy of the legal proxy from your bank, broker or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name. If you plan to attend the meeting, you will need an admission ticket. See above under “When and where will the 2026 Annual Meeting be held?” for information about how to obtain an admission ticket.
Q:	How do I vote my shares that are held in a Century 401(k) plan?
A:	If you participate in one of Century’s 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting. You may do this by returning your voting instructions by mail, or submitting them by telephone or the Internet. You cannot vote shares held in a Century 401(k) plan in person at the 2026 Annual Meeting; only the plan trustee can directly vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares will not be voted. To allow sufficient time for voting by the trustee, your voting instructions must be received before Wednesday, June 10, 2026.
Q:	May I change my vote?

A:	Yes. If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:
	•	delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the 2026 Annual Meeting;
	•	changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on June 14, 2026;
	•	changing your vote instructions via the telephone up to 11:59 p.m. Eastern Time on June 14, 2026; or
	•	voting in person at the 2026 Annual Meeting.

2026 Proxy Statement	71

If you hold your shares in one of Century’s 401(k) plans, notify the plan trustee in writing prior to June 10, 2026, that your voting instructions are revoked or should be changed.
If your shares are held in “street name,” you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other holder of record.
Q:	Why is it important to instruct my broker how to vote?
A:	Under SEC rules, if you own shares in “street name” through a bank, broker or other holder of record and do not instruct your bank, broker or other holder of record how to vote, your bank, broker or other holder of record may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, only Proposal No. 2, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered to be “routine.” The other proposals are considered to be “non-routine” matters. Therefore, if you do not provide your bank, broker or other holder of record holding your shares in “street name” with voting instructions, your shares may be voted with respect to Proposal No. 2 but will not be counted as shares present and entitled to vote on the election of directors, the advisory vote on the compensation of our named executive officers and will have no effect on the outcome of such matters. Therefore, it is important that you provide voting instructions to your bank, broker or other holder of record.
Q:	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?
A:	Directors are elected by a “plurality plus” voting standard, which means that the nominees that receive the highest number of votes cast “for” their election will be elected as directors, even if the nominees do not receive a majority of the votes cast; provided, however, that in uncontested elections any director nominee who receives a greater number of votes “withheld” than votes “for” must tender his or her resignation to the Board which shall then determine whether or not to accept or reject such resignation following a recommendation by the Governance and Nominating Committee of the Board. Abstentions and broker non-votes will not have an effect on the outcome of the vote on the election of directors.
Proposal No. 2 (ratification of independent registered public accounting firm) and Proposal No. 3 (advisory vote on the compensation of our named executive officers) each requires the affirmative vote of a majority of the shares of Century common stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions received on a proposal will have the same effect as a vote against such proposal, and broker non-votes will not have an effect on the outcome of a proposal.
Q:	What is “householding”?
A:	In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice or, if paper copies are requested, only one Proxy Statement and Annual Report on Form 10-K are delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder sharing an address wishes to receive a separate Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a stockholder’s request, and such stockholder will receive separate materials in the future. Any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

2026 Proxy Statement	72

Century
ALUMINUM

Aretha
Mt. Holly
Mt. Holly

We are grateful for the 3,000 employees who make our success possible and whose dedication fuels our purpose to responsibly produce the aluminum the world needs.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V95508-P49306 ! ! ! 01) Jarl Berntzen 02) Jennifer Bush 03) Jesse Gary 04) Errol Glasser 05) Wilhelm van Jaarsveld 06) Andrew Michelmore 07) Tamla Olivier For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2026. 3. Proposal to approve, on an advisory basis, the compensation of the named executive officers. 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CENTURY ALUMINUM COMPANY THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof. SCAN TO VIEW MATERIALS & VOTE w CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 10, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V95509-P49306 Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: Century's 2026 Proxy Statement and Annual Report on Form 10-K and any amendments to the foregoing materials, are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY ALUMINUM COMPANY ANNUAL MEETING OF STOCKHOLDERS JUNE 15, 2026 The stockholders hereby appoint each of John DeZee and Peter Trpkovski as proxies, with the power to appoint each of their substitutes, and hereby authorize each of them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Central Time on June 15, 2026, at 1 South Wacker Drive, Mezzanine, Chicago, Illinois 60606, and any adjournments or postponements thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side